As filed with the U.S. Securities and Exchange Commission on December 7, 2021.

Registration No. 333-261373

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Battery Future Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-01618517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

51 NW 26th Street, Suite 533

Miami, Florida 33127

Telephone: (310) 482-9895

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristopher Salinger

Chief Financial Officer

Battery Future Acquisition Corp.

51 NW 26th Street, Suite 533

Miami, Florida 33127

Telephone: (310) 482-9895

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Philip Milward Maples and Calder (Cayman) LLP c/o PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Stephen P. Alicanti, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 335-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	28,750,000 Units	$10.00	$287,500,000	$26,651.25
Class A ordinary shares included as part of the units(3)	28,750,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	14,375,000 Warrants	—	—	—(4)
Class A ordinary shares underlying redeemable warrants(3)	14,375,000 Shares	$11.50	165,312,500	$15,324.47
Total			$452,812,500	$41,975.72(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

DATED DECEMBER 7, 2021

$250,000,000

Battery Future Acquisition Corp.

25,000,000 Units

Battery Future Acquisition Corp. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to 3,750,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations and on the conditions described herein. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor, Battery Future Sponsor LLC, Pala Investments Limited (“Pala”) and the underwriters of this offering have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Of this amount, our sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised), Cantor Fitzgerald & Co. (“Cantor”) will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth Capital Partners, LLC (“Roth”) will purchase an aggregate of 1,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised). Our initial shareholders currently own an aggregate of 7,187,500 Class B ordinary shares (up to 937,500 shares of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised), which will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to the adjustments described herein.

Currently, there is no public market for our units, Class A ordinary shares or warrants. We intend to apply to have our units listed on The New York Stock Exchange, or the NYSE, under the symbol “BFAC.U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless Cantor, the representative of the underwriters of this offering, informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the NYSE under the symbols “BFAC” and “BFAC.WS,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors ” beginning on page 42 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$0.20	$5,000,000
Proceeds, before expenses, to us	$9.80	$245,000,000

(1)

$0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), is payable upon the closing of this offering. The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $255,000,000, or $293,250,000 if the underwriters’ over-allotment option is exercised in full ($10.20 per unit in either case), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $5,000,000, or $5,750,000 if the underwriters’ over- allotment option is exercised in full, in underwriting discounts and commissions payable upon the closing of this offering and an aggregate of $2,500,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about                , 2021.

Sole Bookrunner

Cantor

Co-Manager

Roth Capital Partners

                         , 2021

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“Cantor” are to Cantor Fitzgerald & Co., the representative of the underwriters in this offering;

•	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“directors” are to our current directors and director nominees;

•

“founder shares” are to Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering, a portion of which will be forfeited to us and then sold to Pala and Roth prior to this offering, and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination as described herein;

•	“initial shareholders” are to holders of our founder shares prior to this offering, including the sponsor, Pala and Roth;

•	“management” or our “management team” are to our executive officers and directors;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“Pala” are to Pala Investments Limited;

•

“private placement warrants” are to the warrants issued to our sponsor, Pala, Cantor and Roth in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans or extension loans, if any;

•	“public shares” are to Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public shareholders” are to the holders of our public shares, including our initial shareholders and management team to the extent our initial shareholders and/or members of our management team purchase public shares; provided that each initial shareholder’s and member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•	“Roth” are to Roth Capital Partners, LLC, an underwriter in this offering;

•	“sponsor” are to Battery Future Sponsor LLC, a Delaware limited liability company; and

•	“we,” “us,” “Company” or “our Company” are to Battery Future Acquisition Corp., a Cayman Islands exempted company.

Any conversion of the Class B ordinary shares described in this prospectus will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any forfeiture of shares, and all references to forfeiture of shares, described in this prospectus shall take effect as a surrender of shares for no consideration as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

Battery Future Acquisition Corp. (the “Company”) is a newly formed blank check company incorporated on July 29, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination partner (“Partner”) and we have not, nor has anyone on our behalf, initiated any substantive discussions with any potential Partner.

While we may pursue an initial business combination target in any industry or geographic region (excluding China), we intend to focus our search on industries spearheading the shift from fossil fuels to electrification, including companies in the battery value chain from the mine site to end user to after-life battery and component recycling. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Our core strategy will focus on critical battery materials companies required for the energy transition (lithium, nickel, cobalt, copper, graphite, manganese and the rare earth elements), their related midstream processing operations, along with battery and component manufacturers. The demand for these critical battery materials and the products they underpin are expected to increase significantly, driven by the requirements of the transition to a clean energy economy, with limited growth in supply, a substantial part of which will be geographically concentrated. There is currently insufficient funding in supply growth projects to meet this demand. As part of our core strategy, we will not be pursuing any opportunities in commodities and downstream businesses that are not contributing to the transition to a net zero economy and/or do not align with our environmental, social and governance (“ESG”) values. As such, coal, iron ore, gold and uranium will not be among the commodities in which we will consider when evaluating a potential Partner.

For more information on the experience and background of our management team, see the section entitled “Management.”

Our Director Nominees

Simon Michael Hay (Non-executive Chairman) brings a wealth of mining industry experience to Battery Future Acquisition Corp, having led Galaxy Resources (ASX: GXY) as CEO between July 2019, up until its $3.1 billion merger of equals with Orocobre on August 25, 2021. Galaxy Resources was an established lithium producer in Western Australia and developed lithium brine and hard rock assets in Argentina and Canada through entities for which Mr. Hay served as a director. Galaxy previously designed and operated a downstream conversion facility in China and are now investigating further downstream processes for their development projects assets. Prior to joining Galaxy, Mr. Hay spent over 10 years at Iluka Resources and held several positions such as Head of Resource Development from March 2016 to June 2019, where he was responsible for exploration and geology, mine planning and development, major projects and engineering and technology and innovation. Mr. Hay also served as General Manager of zircon sales at Iluka from February 2014 to February 2016, and as Vice President of Sales and Marketing in Iluka’s Asia Pacific region from May 2011 to February 2014. Mr. Hay has over fifteen years of operational experience at mining assets located across Australia. Mr. Hay previously held senior positions with leading ASX listed companies, including BHP Billiton and WMC Resources. Mr. Hay has experience leading complex minerals processing facilities including smelters and refineries where cost reduction, productivity improvements and turnarounds were achieved. Mr. Hay has a Bachelor of Science with honors (Chemistry), a Master of Applied Science (Metallurgy) and a Graduate Diploma in Management from The Australian Graduate School of Management. From December 2016 to October 2017, Mr. Hay served as a director of Metalysis, an innovative UK company developing an electrolytic technology for the direct reduction of ores and oxides into metal and exotic alloy powders.

Jessica Fung is Head Strategist at Pala and joined the company in February 2017. Her focus is on investigating emerging technologies such as electric vehicles, renewables, recycling and blockchain, and forecasting the impact these trends will have on commodity markets and how investors will finance the future economy. She also leads Pala’s ESG due diligence process. Between August 2008 and February 2017, Ms. Fung held several positions at BMO Capital Markets, including Commodities Strategist and Equity Research – Global Metals and Mining Analyst, where her in-depth analysis and integrity gained the trust of asset management and industry clients around the world. In July 2021, Ms. Fung was appointed to the board of directors of Concord Resources Limited, a mining and metal company focused on the distribution, supply chain and risk management of non-ferrous metals and raw materials. Ms. Fung is a frequent speaker at industry and corporate conferences, most recently at LME Week 2019’s flagship Metals Seminar and the FT’s Global Commodity Summits in Lausanne and Tokyo. She has appeared on CNBC and Bloomberg TV and has been cited in other press such as the Financial Times, Wall Street Journal, Reuters and Streetwise.

Erez Ichilov is currently the Managing Director of Traxys Project LP, the investments and projects arm of the Traxys Group, a well-established international physical commodities trading house with an annual turnover of approximately US $6 billion and approximately 450 employees spread across more than 20 locations and 5 continents. Mr. Ichilov joined Traxys in January 2013 and has 28 years of experience as a commercial lawyer turned executive in cross-border transactions and international business development. At Traxys, Mr. Ichilov focuses on sourcing, inspecting, evaluating and negotiating new business opportunities worldwide. Mr. Ichilov is also responsible for managing the existing portfolio of investments in private and public companies (including a Manganese development project in South Africa with ore suitable for battery grade Manganese Sulphate production).

Mr. Ichilov is increasingly focused on developing all aspects of Traxys’ lithium-ion battery materials business. Recent examples are minority positions taken either directly or through pooled investments in Li-Cycle Holdings Corp. (LICY: NYSE), Nouveau Monde Graphite (TSXV: NOU.V) and Nemaska Lithium. Mr. Ichilov is an executive director on behalf of Traxys in its joint venture activities with the Pallinghurst private equity fund for investments and investment management in the battery materials space and is the active director in several Traxys subsidiaries created to harbor and operate its present and future battery materials activities.

Prior to joining Traxys, Mr. Ichilov was the Deputy CEO – Corporate Development of the nickel producer Cunico Resources N.V from October 2008 to October 2012, during which Cunico established itself as an important producer of refined ferronickel in its two plants and integrated mines in Kosovo and North Macedonia, which had approximately 3,000 employees and reached annual production of approximately 30,000 tons of nickel combined. Mr. Ichilov holds a law degree (LLB) and an MBA from the University of Tel-Aviv.

Natalia Streltsova is a PhD qualified chemical engineer with over 25 years of international experience in the minerals industry, of which over 10 years has been spent in various technical and senior executive roles with major mining houses, including Vale SA (formerly CVRD), from 2008 to 2012, BHP Billiton, from 2005 to 2008, and WMC Resources Limited from 1999 to 2005. Dr. Streltsova has a strong background in mineral processing and metallurgy and a considerable track record in technology management, innovation and identification of technical solutions for challenging projects. At Vale, Dr. Streltsova led Vale’s Technical Development Department which, jointly with Global Exploration, delivered a pipeline of growth projects for Vale. She also managed a global multi-discipline, multi-commodity team of over 150 professionals and Vale’s largest in-house laboratory facilities located in Brazil.

Her broad international experience, both in technical and in business development capacities, covers projects operating in Australia, Africa, South America and in several Eastern European countries. In the last 9 years, since finishing full-time executive roles, her focus has been on non-executive board memberships and consulting. She has served as a non-executive director of Ramelius Resources Limited, an ASX200 gold producer, since October 2019, Western Areas Limited, a major producer of Class 1 nickel, as concentrate and as nickel sulfide intermediate that feeds into the battery precursor materials, since January 2017, and Neometals Limited, an innovative project developer with a strategic focus on critical minerals and projects on lithium battery recycling, vanadium recovery, vanadium chemical production from steel slag, titanium and vanadium production from unconventional ore sources, since April 2016. From January 2014, she also served as a director of Vintage94 Pty Ltd, a boutique private consulting company advising on technical and strategic matters. In her board and consulting roles, her primary focus is on development opportunities and acquisitions in the battery supply value chain. From September 2015 to September 2019, she served as a non-executive director of Parkway Minerals NL. Dr. Streltsova holds a PhD from the Karpov Institute of Physical Chemistry and a Master of Science from Mendeleev University of Chemical Technology.

Adrian Christopher Griffin has more than 40 years’ experience in the mining industry, including project identification, development and financing, as well as oversight of integrated mining and processing facilities. Mr. Griffin has served as Managing Director of Lithium Australia (ASX: LIT) since February 2011 and is focused on the downstream production of lithium-ion battery components, as well as the recycling of battery/e-waste to recover the energy metals they contain. Mr. Griffin is positioning the company as a vertically integrated producer of lithium processing technology, a manufacturer of battery components and a developer of battery recycling technology with the goal of achieving access to all facets of the lithium value chain. Mr. Griffin has served as non-executive chairman of Parkway Minerals (ASX: PWN), the developer of the K-Max™ process to recover potassium and other metals from glauconite, since November 2010. Mr. Griffin was also a founding director of ASX-listed Northern Minerals, the first heavy-rare-earths producer outside China, from June 2006 to November 2020. With expertise in processing technology, Mr. Griffin is currently identifying unconventional sources of lithium, including mine waste, and developing low-carbon footprint technology to process lithium and other conventional feed stocks such as spodumene. Mr. Griffin led the takeover of advanced cathode research and development company, VSPC Ltd, and has served as its director since February 2018. VSPC produces advanced nickel and cobalt free cathode material currently being tested commercially in the UK, South Korea, France, China and Japan. VSPC has an Australian government funded research grant to develop rapid charge/discharge batteries for transportation use. VSPC holds international patents for the production of cathode powders. Mr. Griffin also led the takeover of Australia’s only lithium-ion battery recycling company, Envirostream Australia Pty Ltd, and has been serving as its director since April 2019. Envirostream has established a nation-wide collection and processing business for spent batteries and have a suite of intellectual property covering the processing technologies for separation, processing and refining the materials recovered from the batteries. Mr. Griffin’s previous experiences include serving as director of Metal Sands Pty Ltd., a heavy metals exploration company, from September 2000 to February 2017; founder and director of Global Carbon Credits Pty Ltd., a company focused on the reduction of carbon footprints with particular application in the use of fly ash in geopolymers, from April 2008 to August 2018; and founder and director of Blackearth Minerals NL, a Madagascan graphite producer, from March 2016 to April 2017.

Mr. Griffin holds a Bachelor of Science with honors from the University of Melbourne, majoring in Geology and Metallurgy.

Our Advisors

Stephen Gill has held several roles at Pala since 2008, and currently serves as Managing Partner, where he oversees the investment activities of the firm, including private equity and debt investments, in addition to the firm’s trading strategies. Mr. Gill leads Pala’s focus on building sustainable value chains for the materials driving a changing economy. Mr. Gill has led many of Pala’s key investments including Sienna Metals (unique source of sustainable cobalt supply); Concord Resources (seed financing to create a leading global metal merchant); Altura (first construction loan to the lithium industry); Image (industrial minerals construction loan); Nevada Copper (first new US copper producer in a decade) and Sierra Rutile (turnaround of world’s largest high grade titanium producer). Prior to Pala, he worked with Amec from August 2005 to November 2007, advising industrial and natural resources companies on corporate transactions and environmental regulatory matters, including the IPO of the Kazakh state oil company; and venture capital for Recovco, an aluminum recycling technology company. Mr. Gill holds an MBA from IE Business School and an MSc in Marine Science and Natural Resource Economics from University of North Carolina.

Our Management Team

Our executive management team is led by Greg Martyr, our CEO, who has extensive experience as a financial and strategic advisor as well as a leader of mining and raw material processing companies across the world. He is supported by a highly qualified management team as well as a board of directors with a wealth of experience across the mining value chain – from project identification, development, operation and financing to managing publicly listed entities.

Gregory (Greg) Pentland Martyr (Chief Executive Officer) has over 30 years’ experience across resources investment banking, corporate finance and the management of international mining companies. Since March 2018, Mr. Martyr has served as the non-executive director of Euro Manganese (ASX: EMN), which owns a 100% interest in the Chvaletice Manganese project, the only sizeable manganese resource in the European Union, with the potential to provide up to 50% of projected European demand for high purity manganese for batteries. Since February 2018, Mr. Martyr has served as a non-executive director, and since January 2021, the non-executive chairman, of Capital Metals plc, a company developing a high-grade mineral sands project in Sri Lanka. Since 2016, Mr. Martyr, through his private company, has been an investor in, and strategic and capital raising advisor to, several companies in the mining, technology and agriculture sectors. From September 2011 to June 2016, Mr. Martyr held several positions with Standard Chartered Bank, including Managing Director and, eventually, Global Head of Advisory, Mining and Metals. Mr. Martyr was an Executive Director and Partner at Gryphon Partners, a boutique resources advisory firm in Australia and Canada which advised on more than 60 mergers and acquisitions and capital markets transactions in the mining and metals sector with a total value of more than $22 billion, from 2007 until it was acquired by Standard Chartered Bank in 2011. From 1994 to 2003, he was employed in several executive roles focusing on the international expansion of Normandy Mining Ltd., including as President of the Americas, which culminated in a $9 billion merger with Newmont Mining Corp. and Franco-Nevada Mining Corp. in 2002 to form the world’s largest gold mining company at the time. Mr. Martyr spearheaded the $350 million transaction to create the TVX Normandy Americas joint venture, which he ultimately ran as President, with interests in 5 mines producing an aggregate of 500,000 ounces of gold per year. Prior to his time at Normandy Mining Ltd., he held positions with Deutsche Bank and Morgan Grenfell. Mr. Martyr obtained a Bachelor of Economics and a Bachelor of Laws from the University of Sydney, Australia.

Kristopher (Kris) Laurens Salinger (Chief Financial Officer and Director) has over 15 years of investment banking and capital markets experience on Wall Street, having raised over $50 billion of common stock, debt & hybrid capital for corporate and sponsor clients. From May 2016 to September 2021, Mr. Salinger was a Senior Vice President at Roth Capital Partners, where he was Co-Lead of Asia Pacific coverage for Battery Metals Capital Markets clients. Prior to his role at Roth Capital, Mr. Salinger spent six years and was a Vice President at Citigroup in New York from October 2009 to February 2016, including within the Industrials Equity Capital Markets team that led the initial public offerings of General Motors, Allison Transmission and Delpha Automotive plc. Prior to his time at Citigroup, Mr. Salinger was an associate within the Debt & Hybrid Capital Markets at ABN AMRO from March 2005 to February 2008. Mr. Salinger holds an MBA & Bachelor of Commerce from the University of Sydney and a Master of Finance from the Securities Institute of Australia.

Joshua (Josh) David Payne (Chief Operating Officer) has 5 years of investment banking and corporate advisory experience, having advised companies with over $2 billion in cumulative value. As Managing Director of his private capital and advisory business Payne Capital Group (dba PT Capital) since March 2019, Mr. Payne serves as a corporate and capital raising advisor to a number of companies in the energy transition and technology sectors and has advised large renewable energy (solar and waste-to-energy) firms on portfolio cost optimization and utilization of innovative technology-driven strategies to significantly improve both profitability and reliability for shareholders, resulting in better portfolio value creation. Mr. Payne leads Payne Capital Group in the areas of deal structure and negotiation, as well as oversees firm operations. Payne Capital Group’s primary areas of focus include renewable energy, clean tech (particularly hydrogen and waste-to-energy) and natural resources (natural gas and liquified natural gas-to-power). Mr. Payne is also currently serving as a managing director for Arkon Mining Pty Ltd. and Alpha Capital Management Pty Ltd. Mr. Payne was a founding partner of the early-stage venture firm Envest Group from March 2019 to March 2020, where the firm’s focus was both investing in and raising seed capital for global technology start-ups. From June 2017 to March 2019, Mr. Payne served as founder and Chief Operating Officer of GYCON pty ltd (dba CTM Workforce), which targeted the civil, tunnelling and mining industries with a highly skilled on-hire workforce.

Nicholas (Nick) Charles O’Loughlin (Chief Development Officer) has 10 years of experience in investment banking in Australia and London, primarily advising in the resources sector. Mr. O’Loughlin’s most recent role was as Associate Director (Vice President) at Rothschild & Co in London from February 2017 through July 2020, where he managed a team of associates and analysts and advised on several landmark transactions in the mining sector including, of particular relevance, Vale’s sale of the Goro Nickel Mine, Rio Tinto’s sale of its Grasberg interest and the financing of RioTinto’s Oyu Tolgoi Copper Mine. Prior to that, he was in Standard Chartered Bank’s Mining & Metals team from October 2011 to January 2017. Since finishing at Rothschild & Co, Mr. O’Loughlin has written a paper on the energy transition in mining & metals and has held consulting roles with Rio Tinto on two renewable energy projects in Australia. Mr. O’Loughlin has also recently advised on two IPOs in the battery metals space. Mr. O’Loughlin holds a Bachelor of Mining Engineering with First Class Honours and a Bachelor of Commerce from the University of Adelaide.

Pala Investments Background and Competitive Advantages

Pala will provide our management team with additional expertise and will bolster our ability to source, diligence and execute an opportunity. Pala was founded in 2006 and is based in Zug, Switzerland. The firm invests in businesses that are critical to the development of sustainable raw material supply chains, from upstream primary and recycling assets to associated technologies, logistics and industrial operations. Pala seeks to generate superior risk-adjusted returns by converging on high-conviction ideas generated by proprietary, in-depth thematic research, sourcing quality off-market opportunities by leveraging Pala’s extensive network, underwriting and structuring downside-protected transactions in niche segments of the value chain, and integrating ESG and sustainability due diligence throughout the entire investment process.

In addition, the Company will benefit from Pala’s track record of value creation. Pala has successfully implemented growth, turnaround and efficiency projects in partnership with its investee companies, with an additional focus on reducing the carbon footprint of its portfolio to enhance long-term business resilience. Pala’s investment in the Company is further supported by Stephen Gill’s intended appointment as lead advisor. The Company expects other Pala investment professionals, who have deep experience investing in the raw materials sector, industry research and ESG, to support Mr. Gill and other members of the management team. Together, the Company and Pala have created a cohesive partnership positioned to identify numerous attractive business combination targets and execute a business combination within the critical metals resource value chain.

Traxys Group Background and Competitive Advantage

The Traxys Group is a global commodities merchant that provides effective market access and solves supply chain, distribution and financing challenges for a wide range of clients across a diverse array of metals and minerals.

Traxys will be supporting our management team with identifying potential business combination targets.

Traxys has built a strong track record of successfully trading a portfolio of 65 different commodities. Traxys has secured prominent market positions in materials used for energy generation and storage, including cobalt, copper, manganese and nickel. With regional offices in over 20 locations worldwide, Traxys operates in all key markets: Europe, Asia, North America, South America, Africa and Australasia.

Traxys operates across the commodity “life-cycle”, from origination and sourcing of material to the delivery of final products to end users, as well as the re-introduction of recycled materials into supply chains. Traxys operates across the value chain by arranging financing and logistical support for a range of market participants, including miners, concentrators and converters, smelters, refiners, financial intermediaries and industrial consumers. Traxys provides effective market access for metals and minerals producers and enables flexibility for consumers that maximizes value and minimizes risk through commodities purchase contracts, agency agreements, and long-term offtakes, as well as complex structured finance and equity investments. We believe that the Company and any future business combination partner will benefit from Traxys’ capabilities, market knowledge and global network.

Market Opportunity

The world is transitioning to a clean energy economy and shifting away from fossil fuels to the electrification of power generation to curb our collective carbon footprint. However, the rapid shift to electrification presents its own unique set of challenges to overcome. Within the United States and the European Union, production of green energy materials such as critical battery materials and refined battery precursor products is lacking compared to current and projected future demand. This gap presents a significant opportunity for the Company, as much investment and governmental interest will be focused on establishing the requisite supply chains for the clean energy transition.

The clean energy transition is supporting a rising demand for large capacity batteries, leading to a significant increase in demand within global raw materials and battery precursor supply chains that service the market. Large capacity batteries are critical to encourage the transition to electrification, to build grid storage infrastructure and to electrify global automotive and trucking fleets. The importance of electrifying fleets alone has taken a prominent role in the clean energy transition. According to the First 100 Days Review Report of the Biden Administration’s 2021 Executive Order 14017, “America’s Supply Chains”, (the “Biden Report”), from 2020 through 2025, global demand for electric vehicle (“EV”) batteries is expected to grow from 747 GWh to 2,492 GWh.

This is further reiterated in the International Energy Agency (“IEA”) report, which explores the outlook for electric mobility to 2030 through two IEA scenarios: the Stated Policies Scenario, which incorporates existing government policies, and the Sustainable Development Scenario, which is fully compatible with the climate goals of the Paris Agreement. In the Stated Policies Scenario, global electric vehicle battery capacity is expected to increase from around 170 GWh per year today to 1.5 TWh per year in 2030, highlighting a 9-fold demand increase. In the Sustainable Development Scenario, demand of 3.0 TWh is projected, highlighting an 18-fold demand increase. Despite ambitious electrification in the Sustainable Development Scenario, modes other than cars account for only 11% of overall battery demand in 2030, highlighting the centrality of electric cars in the battery market over the next decade.

This surge in the EV market alone is driving unprecedented demand growth for battery and other raw materials such as lithium, nickel, manganese, cobalt, copper, manganese and rare earth elements, amongst others. As it currently stands, there has been insufficient investment to expand the supply of these raw materials to build out the future economy:

•	Lithium is a key component of the electrochemistry in lithium-ion batteries, whether in liquid electrolytes or emerging solid-state technology. Despite relative abundance of lithium resources globally, the global supply chain faces risks from lack of downstream processing know-how and installed capacity outside of China, along with climate and water stress affecting the largest operating mines in South America and Australia.

•

Nickel provides high energy density for batteries and greater storage capacity, both of which are needed to scale up electrification. Nickel, manganese, cobalt battery chemistries are becoming the prevailing battery technology supplying the EV market. As higher grade nickel sulfide deposits are being depleted, new battery-grade nickel supply has begun to rely heavily on the processing of lateritic ores via high-pressure acid leaching, which are technically and environmentally complex and have a track record of delays and cost overruns. This creates an even greater demand profile for the identification of, and investment in battery grade nickel sulfide deposits.

•

Cobalt is essential to many of the lithium-ion battery chemistries due to its ability to reduce thermal runaway and prevent battery fires. Over two-thirds of cobalt supply originates in the Democratic Republic of Congo (DRC), while 70% of cobalt refining is concentrated in China. Cobalt is largely produced as a byproduct of copper and nickel ore processing, with less than 10% of global supply coming from primary cobalt resources. Despite the projected increase in cobalt demand, there is almost no primary cobalt projects that can be incentivized to bring new supply to market. This geographic concentration will continue due to long project development lead times, with the average time from the discovery to first production being 16.5 years (IEA Report).

•

Copper is known for its superior performance in electrical applications, is inherently difficult to substitute and is used in a broad range of applications. As a result, copper demand in clean energy technologies remains one of the largest both by weight and monetary value and is the fastest growing segment for copper demand (IEA Report). The largest producer of mined copper is the western part of South America, notably Chile and Peru, which account for 40% of global output (IEA Report). Despite that fact, the volume of copper reserves rose by 30% in the last ten years, concerns over ore quality have surfaced (IEA Report). The average copper ore grade in Chile has decreased by 30% over the last fifteen years (IEA Report). Production costs, emissions and waste volumes all feel upwards pressure as a result which has create more challenges for developing new projects. Technology can be used to offset the impacts of resource depletion in a cost-effective manner (IEA Report).

•

Manganese is also used to regulate thermal properties in batteries, with major players such as VW, Tesla, Stellantis, Renault, BASF and Johnson Matthey making statements regarding demand for high-manganese chemistries to reduce battery costs, with good range, power, safety and charging performance. Manganese is mostly sourced from South Africa, Australia and Gabon, with China processing 85% of global supply for the battery industry, creating a very long supply chain for OEMs in North America and Europe. Manganese is also important to the future of batteries as recent efforts are pushing for a reduction in the share of nickel within batteries, using manganese as a replacement. Manganese is the least costly component of lithium-ion batteries so a manganese-rich cathode is less expensive and safer than nickel-rich chemistries (IEA Report). Whilst there is ample global supply of manganese ore, high purity manganese suitable for the battery market makes up less than 0.5% of the global manganese market which, coupled with demand for availability outside of China, makes for competitive pricing dynamics.

•

Rare Earth Elements are a family of 17 similarly related elements (lanthanides, scandium and yttrium) which have unique magnetic, chemical and luminescent properties. Neodymium, dysprosium, praseodymium and terbium are the REEs of particular importance to the clean energy sector due to their use in rare earth permanent magnets (IEA Report). China currently maintains a dominance across the value chain from mining and processing to magnet production (IEA Report). Outlined in the EU Report, the EU currently imports 98% of its rare earth elements from China, representing a significant supply chain sovereignty issue. In comparison US production and imports, respectively, constitute about 12% and 5% of global rare earth production (Biden Report). In 2019, China accounted for almost 90% of separation and refining operations (IEA Report). Again, we see a highly concentrated supply chain for minerals that are critical to the clean energy transition.

In addition to the abovementioned critical battery materials, the transition to a clean energy economy also relies on various other niche minerals which are ancillary to raw material refinement, battery manufacturing and the production of hardware components of other clean energy technologies, such as silicon, graphite, soda ash, vanadium, palladium and tin, amongst others. Many of these are expected to experience a similarly strong pull in demand and have various risks to supply growth, providing opportunities across their value chains which may present opportunities for the Company to invest in.

Recycling is also a key area of opportunity for the Company. Developing the circular economy for battery materials will reduce pressure on primary supply to meet growing demand, developing secondary supply sources closer to end consumer markets and reducing geographic concentration. The Role of Critical Minerals in Clean Energy Transitions (“IEA Report”) estimates that by 2040, recycled quantities of copper, lithium, nickel and cobalt from spent batteries could reduce combined primary supply requirements for these minerals by around 10%. Recycling is key to the efficient use of natural resources and represents a critical component of sustainable raw material value chains. Recycling consumes otherwise disposed waste streams from manufactured and end-of-life scrap materials and displaces energy and emission-intensive production of refined products out of lower grade primary ores. On average, recycling allows for the reduction of 90% of the greenhouse gas emissions associated with the production of industrial metals.

A common theme across the critical battery metals is that their supply concentrated, moreso than other energy commodities such as oil and natural gas, making the geographic position of supply a vital factor within the larger supply chain. Not only is the source of raw materials mining geographically concentrated, so too is the processing and refinement of these materials. In 2019, the DRC and China were responsible for approximately 70% and approximately 60% of the global production of cobalt and rare earth elements respectively (IEA Report). China, Japan and South Korea supply 86% of the processed materials and components for lithium-ion batteries (EU Report). China alone, refines 60% of the world’s lithium and 70% to 80% of the world’s cobalt (EU Report). Further downstream, China, Japan and South Korea produce 86% of the precursor materials and components for lithium-ion batteries.

The geographic concentration of the global supply of these critical metals is forecast to remain as a majority of the expected growth will occur in these regions. With that in mind, the United States, European Union and other Western nations are looking to expand their supply chains and diversify their sources of critical battery metals. The Biden Report identified four key sets of products, two of which are relevant to the Company: large capacity batteries and critical battery metals. The EU Report identified Europe’s negligible contribution to the global manufacturing of cell components for lithium-ion batteries. The report also noted how Europe is almost fully dependent on imports of battery cells. The US is also dangerously dependent on specific countries for parts in the battery supply chain.

Driven by the aforementioned limitations and risks, most countries will look to establish more resilient and diversified supply chains. Outside of the likes of China regions such as the US and EU need to shift away from such a heavy reliance on imports. In fact, the EU Report notes that European companies produce less than 20% of the global volume of NMC (lithium–nickel–manganese–cobalt oxide) and LCO (lithium-cobalt oxide) material, which is deemed insufficient to satisfy the European demand for Li-ion batteries. With China controlling an estimated 55% of global rare earths mining capacity in 2020 and 85% of rare earths refining, shortages within the US and EU supply of critical materials will need to be imported from countries with established critical material supply chains (Biden Report).

Accordingly, the investment opportunities for the Company are not limited to the extraction and processing of battery raw materials, but also operations across the entire value chain. These could include:

1.	raw material production;

2.	material refinement and processing;

3.	battery component manufacturing and cell fabrication; and

4.	battery pack recycling.

Coordinated government and private sector action is recommended across all five stages of the value chain above (Biden Report). Government policies and financing are expected to be put in place to incentivize every stage of the battery supply chain. Within the US, this includes consumer rebates and tax incentives to spur consumer EV adoption. Japan and Korea are expected to significantly increase EV subsidies and China has announced plans to phase out conventional gasoline-powered vehicles by 2035 (IEA Report). US grant programs are expected to support battery cell, pack manufacturing and development of next generation batteries. The EU is aiming to implement regulation on January 1, 2022 that will require batteries to be the greenest, safest and most sustainable they can be (IEA Report). With many initiatives already underway across the globe, and an expected increase in investment in all parts of the value chain, the Company will be presented with multiple areas for sourcing opportunities.

Both the US and the EU plan to seek opportunities for sourcing critical minerals domestically. Opportunities to grow supply outside of the current highly concentrated market are top of mind for both the US and EU to mitigate single-source and geopolitical risks. This effort entails becoming less dependent on current sources, which will help create more resilient supply chains. The EU Action Plan estimates that tapping opportunities for enhanced metal extraction in post-mining regions could lead to 80% of Europe’s lithium demand being supplied from European sources by 2025 (IEA Report).

To become less reliant on imports the US and EU will aim to enhance their own supply chains, in turn increasing the overall supply of critical materials. The IEA Report estimates that after the medium term, projected demand is expected to surpass the supply from existing mines and projects under construction for most minerals, meaning that significant additional investment will be needed to support demand growth.

Areas of opportunity for the Company to invest in are not limited to the extraction and processing of battery raw materials, but also include high-technology manufacturing operations across the value chain. The Biden Report identifies a need for the US to improve or maintain its technological competitiveness, such as the development and production of large capacity batteries. Stepping up research and development efforts for technology innovation on both the global demand and supply side can enable more efficient use of materials, allow materials substitution and unlock sizeable new supplies. For example, solar photovoltaic deployment saw a rise in the last decade with 40% – 50% reductions in the required silver and silicon in solar cells (IEA Report). Technological development of this ecosystem will generate many additional opportunities for the Company to invest in across the value chain.

According to the IEA Report, if properly managed, these initiatives can help improve the resiliency of global supply chains and avoid a myriad of negative consequences including:

•	significant greenhouse gas (“GHG”) emissions arising from energy-intensive mining and processing activities; and

•	environmental impacts, including biodiversity loss and social disruption due to land use change, water depletion and pollution, waste related contamination, and air pollution.

With ESG and sustainability efforts increasingly scrutinized, many of these risks will need be addressed. The IEA Report recommends that higher environmental, social and governance standards need to become mainstream, and suggests if industry players with strong environmental and social performance are rewarded in the marketplace, it would lead to heightened diversification among supply.

The Company aims to capitalize on the clean energy transition that will be driving the growing demand for critical battery materials and downstream battery components. Between the expectation for the US and EU governments to intervene and provide support at all areas of the value chain, many opportunities will come to fruition. Sourcing an opportunity at this early stage will provide the Company with a competitive advantage.

Our Business Strategy

The Company has brought together a world-class team of battery metals executives and sector specialist fund sponsors in order to identify private and public battery metals assets that are of significant value to the energy transition economy and fit within the Company’s core strategy. The Company’s directors, executives and partners have leading market knowledge and on-site operational experience directly related to the mining production, processing and purification of battery raw materials and the negotiation and structuring of financing and product offtake agreements.

The Company’s CEO, Greg Martyr, has acquired, operated and led successful international mining companies, providing direct operating experience and insight that can be called upon when executing this opportunity. During his career, Mr. Martyr has developed a strong network of sector executives and experience that can help identify, prioritize and execute an acquisition as well as optimize any raw materials operation acquired and managed as a result of the business combination. The Company’s CFO, Kris Salinger, has an extensive financing and capital markets experience and a broad industry network that can be called upon when sourcing opportunities, raising funds and executing the transaction. The Company’s COO, Josh Payne, has relevant experience within the renewable energy, clean tech and natural resource sectors providing tangible knowledge that can be utilized when evaluating the opportunity. The Company’s CDO, Nick O’Loughlin has M&A and corporate finance experience in the resources sector, and has recently consulted of renewable energy projects for the mining sector. Nick has also recently advised on IPOs in manganese and REE. Mr. Hay, our Non-executive Chairman, brings extensive experience, knowledge and network in the mining industry, all of which could be utilized to evaluate the various business combination opportunities.

In addition, the Company is supported by partners Pala, a leading natural resources private equity fund that will provide us with greater access to off-market deal flow and greater resources to vet that deal flow, and Traxys, a world-class raw materials trading house with over US$6 billion in annual revenues, providing us with a unique competitive advantage to market the sale of the target’s offtake raw materials or purified battery precursor product.

The Company will focus on opportunities surrounding the critical battery materials value chain (lithium, nickel, cobalt, copper, manganese and rare earth elements), along with battery and component manufacturers and other disruptive ventures. Bottlenecks within the US and EU domestic raw materials supply chains present the Company with an opportunity to create value by acquiring strategic assets. A strategy will be implemented to invest in scaling the production of raw materials and the localization of midstream processing operations to meet the surging global demand for EVs and grid storage. Alongside this strategy, the Company will simultaneously be implementing its ESG values when assessing opportunities.

The analysis of opportunities will be value-driven and return focused. Opportunities will be sourced globally, with a preference to focus on high-quality, stable jurisdictions. Value creation will be at the center of identifying assets to acquire along with opportunities for operational improvement and/or expansion to increase value.

Our Investment Criteria

In order to successfully execute the targeted business combination in a manner that provides the highest level of potential value while also reducing risk, the Company has identified the following as the key factors in selecting the most attractive and robust business combination opportunities.

While the Company intends to utilize these criteria in evaluating business combination opportunities, it is expected that no individual criterion will entirely determine a decision to pursue a particular investment opportunity.

•	Strategically Important Assets: We intend to focus on the battery materials that are critically important to the electrification supply chain and the transition to a clean energy economy.

•	Stable Jurisdiction: We will have a strong preference for assets in jurisdictions where political, economic and social stability prevails, and property rights and rule of law are respected.

•

Established Operations: Priority on raw material extraction, processing and refining operations with a preference for strong ongoing revenue and opportunity to scale up production volume and cash flow generation.

•

Low Carbon Strategy Implementation: We believe seeking assets with a pathway to strategic implementation of low carbon mining and processing initiatives to reduce and minimize environmental impact are critical to any mining or refining project.

•

Vertical Integration Opportunity: Producing assets with opportunities to capture operating efficiencies, expanded margins and commercial flexibility through upstream or downstream integration which can be delivered via brownfield expansions or synergistic acquisitions.

•	Direct Supply Offtake with EV Manufacturers: We will prioritize assets with clear and direct supply paths to EV and battery components manufacturers.

•

Strong Management Team: We will seek to combine with a business driven by management teams with solid industry experience and a proven track record of delivering value and returns, or where the management team can be strengthened and further diversified through the Company’s network.

•

Private or Capital Restrained: Focus on businesses that are privately held, sitting within large corporations seeking alternate sources of capital or liquidity events or deemed non-core to their main line of business, or controlled by private equity sponsors with a finite investment horizon, and that can significantly benefit from accessing capital and enhanced liquidity from a US public listing through the business combination. On a case-by-case basis, opportunities will be considered in non-US exchange-listed businesses where restricted liquidity and access to capital creates an opportunity to unlock value through the business combination.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet certain of the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, generation of ideas for business optimization and cost reduction as well as reviewing financial and other information which will be made available to us.

Initial Business Combination

We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor or its affiliates or designees, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination), subject to our initial shareholders or their affiliates or designees depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our initial shareholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account, pro rata in accordance with their percentage ownership of the total number of outstanding founder shares, an aggregate of $2,500,000 or $2,875,000 if the underwriters’ over-allotment option is exercised in full

($0.10 per share in either case), or up to an aggregate of $5,000,000 (or up to $5,750,000 depending on the extent to which the underwriters’ over-allotment option is exercised), or $0.20 per share, for a full six-month extension, on or prior to the date of the applicable deadline, for each three-month extension, on or prior to the date of the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we will, at the option of our initial shareholders or their affiliates or designees, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our initial shareholders or their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In accordance with NYSE listing rules, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account at the time of signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of our satisfaction of the 80% of net assets test, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the target company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders’ own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post- business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to foregoing, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Sourcing Of Potential Initial Business Combination Targets

We believe our management team is well positioned to identify unique opportunities across the critical battery metals industry industries. Our selection process will leverage our relationships with leading critical battery metals company founders, executives of private and public companies, venture capitalists, private equity and growth equity funds.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with one of our initial shareholders, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with one of our initial shareholders, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with one of our initial shareholders, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm stating that such an initial business combination is fair to our Company from a financial point of view.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our Company.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Some of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Our initial shareholders, directors, officers and any of their affiliates may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. However, we do not currently expect that any such other blank check company would materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Corporate Information

Our executive offices are located at 51 NW 26th Street, Suite 533, Miami, Florida 33127, and our telephone number is (310) 482-9895. The information contained on or accessible through our corporate website (if any) or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $300 million as of the prior June 30th, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered:	25,000,000 units, at $10.00 per unit, each unit consisting of:

•	one Class A ordinary share; and

•	one-half of one redeemable warrant.

Proposed NYSE symbols:	Units: “BFAC.U”

Class A ordinary shares: “BFAC”

Warrants: “BFAC.WS”

Trading commencement and separation of Class A ordinary shares and warrants:	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K:

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering:	0

Number outstanding after this offering:	25,000,000(1)

Ordinary shares:

Number outstanding before this offering:	7,187,500(2)(3)

Number outstanding after this offering:	31,250,000(1)(3)(4)

Warrants:

Number outstanding before this offering:	0

Number of private placement warrants to be sold in a private placement simultaneously with this offering:	12,500,000(1)

Number of warrants to be outstanding after this offering and the private placement:	25,000,000(1)

Exercisability:	Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one Class A ordinary share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

(1)	Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 937,500 founder shares by our sponsor for no consideration.
(2)	Includes up to 937,500 founder shares that will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(3)

Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)	Includes 25,000,000 public shares and 6,250,000 founder shares.

Exercise price:	$11.50 per share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity- linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period:	The warrants will become exercisable 30 days after the completion of our initial business combination provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of or initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation; provided, however, that the private placement warrants issued to Cantor and Roth will not be exercisable more than five years after the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants for cash:	Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees.

None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees.

Cashless exercise:	If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities — Warrants — Public Shareholders’ Warrants” for additional information.

Founder shares:	On August 4, 2021, our sponsor purchased an aggregate of 7,187,500 founder shares for a purchase price of $25,000, or approximately $0.003 per share. Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering.

On November 21, 2021, the sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Up to 937,500 of the founder shares held by our sponsor will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. No founder shares acquired by Pala or Roth will be subject to any such forfeiture. The founder shares will be worthless if we do not complete an initial business combination. The founder shares to be issued to Roth are deemed underwriters’ compensation by FINRA pursuant to FINRA Rule 5110 and are subject to the restrictions imposed by that rule. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•	only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to the completion of our initial business combination;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below

•	the founder shares are entitled to registration rights;

•

our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if we obtain approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. As a result, in addition to our initial shareholders’ founder shares, we could need as little as 1,562,501, or 6.25%, of our public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming that only a quorum is present at the meeting and the over- allotment option is not exercised); and

•

the founder shares are automatically convertible into our Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Transfer restrictions on founder shares:

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, the founder shares will be released from the lockup if (1) the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (2) if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property.

Founder shares conversion and anti-dilution rights:	The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity- linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Appointment of Directors; Voting Rights:

Holders of record of our Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association or as required by the Companies Act or share exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, is generally required to approve any matter voted on by our shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company, and pursuant to our amended and restated memorandum and articles of association, such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following our initial business combination, the holders of more than 50% of our ordinary shares voted for the appointment of directors will be able to appoint all of the directors. Only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to the completion of our initial business combination. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association relating to the rights of holders of Class B ordinary shares to appoint directors may be amended if approved by holders of at least 90% of our ordinary shares voting in a general meeting.

With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of the founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we obtain approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. In such case, our initial shareholders, officers and directors have agreed to vote their founder shares and any public shares purchased during or after this offering (including in open-market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we could need as little as 1,562,501, or 6.25%, of our public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming that only a quorum is present at the meeting and the over-allotment option is not exercised).

Private placement warrants:

Our sponsor, Pala, Cantor and Roth have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement that will close simultaneously with the closing of this offering. Of this amount, our sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised), Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth will purchase an aggregate of 1,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised). A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $255,000,000 (or $293,250,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by their initial purchasers or their permitted transferees (except as described below under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”). The private placement warrants purchased by Cantor and Roth are deemed underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. Furthermore, the private placement warrants initially issued to Cantor and Roth will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). If the private placement warrants are held by holders other than their initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Transfer restrictions on private placement warrants:	The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”.

Expression of Interest:

Cantor has informed us that it, its affiliates, or certain accounts over which it or its affiliates have discretionary authority have expressed an interest in purchasing up to 7.5% of the units to be sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase and are simply expressions of intent, these entities may determine to purchase fewer or no units at all in the offering or may purchase more units than they indicate an interest in purchasing (although all such entities combined have indicated that they do not intend to purchase more than an aggregate of 9.99% of the units offered in this offering). In addition, the representative may allocate fewer or no units offered in this offering to any of these entities. The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. If any such entity purchases any units in this offering or otherwise in the open market, it has no obligation to (i) vote the underlying shares in favor of any business combination, (ii) refrain from exercising any redemption rights with respect to any shares underlying the units offered in this offering or (iii) hold any such units or underlying shares beyond the consummation of an initial business combination, if any. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The representative’s affiliates will not receive any economic or other interest in our sponsor.

Proceeds to be held in trust account:	The NYSE listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $255,000,000, or $293,250,000 if the underwriters’ over-allotment option is exercised in full ($10.20 per unit in either case), will be deposited into a segregated trust account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, after deducting $5,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $5,750,000 if the underwriters’ over- allotment option is exercised in full) and an aggregate of $2,500,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $12,500,000 in the aggregate (or $14,375,000 if the underwriters’ over-allotment option is exercised in full), which constitutes the fee payable to the underwriters pursuant to the Business Combination Marketing Agreement described under “Underwriting — Business Combination Marketing Agreement,” which fee we refer to throughout this prospectus as the Marketing Fee.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Ability to extend time to complete business combination:	If we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor or its affiliates or designees, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our initial shareholders or their affiliates or designees, upon five days advance notice prior to the date of the applicable deadline, must deposit into the trust account, pro rata in accordance with their percentage ownership of the total number of outstanding founder shares, an aggregate of $2,500,000, or up to $2,875,000 depending on the extent to which the underwriters’ over-allotment option is exercised ($0.10 per share in any case), on or prior to the date of the applicable deadline, for each three-month extension, or up to an aggregate of $5,000,000 (or up to $5,750,000 depending on the extent to which the underwriters’ over-allotment option is exercised), or $0.20 per share, for a full six-month extension. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we will, at the option of our initial shareholders or their affiliates or designees, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. In the event that we receive notice from our initial shareholders five days prior to the deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds had been timely deposited. Our initial shareholders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Anticipated expenses and funding sources:

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes, if any, and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $50,000 per year, assuming an interest rate of 0.02% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and:

•

the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which initially will be approximately $1,650,000 in working capital after the payment of approximately $850,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us; provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement warrants, at a price of $1.00 per warrant, at the option of the lender.

Conditions to completing our initial business combination:

The NYSE listing rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or equity of a target. In this case, we would acquire a 100% controlling Permitted purchases of public shares and public warrants by interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above; provided that, in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares and public warrants by our affiliates:

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed

Business — Permitted purchases of our securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, Redemption rights for public shareholders upon completion of our initial business where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business:	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.20 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the Marketing Fee we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares they hold and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions:	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our Company where we do not survive and any transactions where we issue more than 20% of our outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with the NYSE’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on the NYSE. Such provisions may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. A quorum for such meeting will be present if the holders of a majority of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Our initial shareholders will count toward this quorum and, pursuant to the letter agreement, our initial shareholders, officers and directors have agreed to vote their founder shares and any public shares purchased during or after this offering (including in open-market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval pursuant to an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares, we could need as little as 1,562,501, or 6.25%, of our public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved

(assuming that only a quorum is present at the meeting and the over-allotment option is not exercised). These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, whether they participate in or abstain from voting, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included.

The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote:	Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Release of funds in trust account on closing of our initial business combination:	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination, including the Marketing Fee payable to the underwriters pursuant to the Business Combination Marketing Agreement described under “Underwriting — Business Combination Marketing Agreement.” If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination:

Our amended and restated memorandum and articles of association will provide that we will have only 18 months from the closing of this offering to complete our initial business combination (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we are unable to complete our initial business combination within such 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18- month time period.

Our initial shareholders have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time frame (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

The underwriters have agreed to waive their rights to the Marketing Fee held in the trust account in the event we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A under the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Limited payments to insiders:	There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments may be made to our sponsor, officers or directors, or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account.

•	Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	Payment to Battery Future Sponsor LLC $15,000 per month for office space, secretarial and administrative services provided to members of our management team;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•

Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

•

Payment to the underwriters of their underwriting discount of $5,000,000 (or $5,750,000 if the underwriters’ over-allotment is exercised in full), the Marketing Fee of $12,500,000 (or $14,375,000 if the underwriters’ over-allotment option is exercised in full), fees for any financial advisory, placement agency or other similar investment banking services the underwriters may provide to our company in the future, including in connection with the closing of our initial business combination, and reimbursement of the underwriters for any out-of-pocket expenses incurred by them in connection with the performance of such services.

•	Repayment of extension loans in an amount up to $5,750,000 if we extend the period of time to consummate a business combination by up to an additional six months as described in this prospectus.

Audit Committee:	We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that are made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business as of August 4, 2021, on an actual basis and as adjusted to give effect to the sale of the units in this offering, the sale of the private placement warrants and the other transactions described below as if they occurred on that date. The summary financial data should be read together with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	August 4, 2021
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(50,000)	$1,671,323
Total assets(2)	$71,323	$256,671,323
Total liabilities(3)	$50,000	$26,365,332
Value of Class A ordinary shares subject to possible redemption(4)	—	$255,000,000
Shareholders’ equity (deficit) (5)	$21,323	$(24,694,009)

(1)	The “as adjusted” calculation includes $1,650,000 in cash held outside the trust account, plus $21,323 of actual shareholder’s equity as of August 4, 2021.
(2)

The “as adjusted” calculation includes $255,000,000 in cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,650,000 in cash held outside the trust account, plus $21,323 of actual shareholder’s equity as of August 4, 2021.

(3)	The “as adjusted” calculation includes $26,365,332 of warrant liabilities, assuming the underwriters’ over-allotment option is not exercised.
(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholder’s equity.
(5)

Excludes 25,000,000 public shares which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of the Class A ordinary shares that may be redeemed in connection with our initial business combination (initially $10.20 per share). The actual number of public shares that may be redeemed may exceed this amount as long as we satisfy the $5,000,001 minimum net tangible asset threshold.

RISKS

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•

If we seek shareholder approval of our initial business combination, our sponsor and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•

The requirement that we complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•

The novel coronavirus, or COVID-19, pandemic, including the efforts to mitigate its impact, has and may continue to have a material adverse effect on our search for a business combination, as well as any target business with which we ultimately consummate a business combination.

•

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

•

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

•

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.20 per share.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•	NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

•

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least 18 months following the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), it could limit the amount of cash available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

•

Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the Company.

•	Unlike some other similarly structured SPACs, our initial shareholders will receive additional Class A ordinary shares if we issue certain shares to consummate an initial business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if a majority of our public shareholders do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post- business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own 20% of our outstanding ordinary shares immediately following the completion of this offering. Our initial shareholders and management team also may from time to time purchase

Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we obtain approval by way of an ordinary resolution under Cayman Islands law which requires the affirmative vote of a majority of the shareholders who attend and vote at our general meeting. As a result, in addition to our initial shareholders’ founder shares, we could need as little as 1,562,501, or 6.25%, of our public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming that only a quorum is present at the meeting and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

As of August 4, 2021, we had no cash, no cash equivalents, and a working capital deficiency of approximately $50,000. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or make us unable to satisfy a minimum cash condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, the amount of the Marketing Fee payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the Marketing Fee and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire Marketing Fee. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

The novel coronavirus, or COVID-19, pandemic, including the efforts to mitigate its impact, has and may continue to have a material adverse effect on our search for a business combination, as well as any target business with which we ultimately consummate a business combination.

The COVID-19 pandemic, including efforts to combat it, has and may continue to adversely affect our search for a business combination. In addition, the outbreak of COVID-19 has resulted in a widespread health crisis that has and may continue to adversely affect the economies and financial markets worldwide. As such, the business of any potential target business with which we may consummate a business combination could be materially and adversely affected.

In response to the pandemic, public health authorities and local, national and international governments have implemented measures that may directly or indirectly impact our ability to search for and acquire any target business, including measures such as voluntary or mandatory quarantines, restrictions on travel and orders to limit the activities of non-essential workforce personnel. We may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner.

Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the personnel of any target business, vendors and services providers are unavailable to negotiate and complete a transaction in a timely manner. The extent to which COVID-19 impacts our search for a target business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, it could have a material adverse effect on our ability to complete a business combination, or the operations of a target business with which we ultimately complete a business combination.

We may not be able to complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the NYSE rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. Such purchases may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Delivering Share Certificates in Connection with the Exercise of Redemption Rights.”

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least 18 months following the closing of the offering (or, including the additional funds to be loaned to us by our initial shareholders upon each 3-month extension, up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only $1,650,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least 18 months following such closing (or, including the additional funds to be loaned to us by our initial shareholders upon each 3-month extension, up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.20 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

Our sponsor may decide not to extend the term we have to consummate our initial business combination in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants will be worthless.

We will have 18 months from the closing of this offering to consummate our initial business combination. This 18-month period is shorter than the period of 21 to 24 months that some special purpose acquisition companies have to consummate their initial business combination. As a result, we may have more difficulty consummating our initial business combination prior to the end of the term for doing so.

However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor or its affiliates or designees, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination), subject to our initial shareholders or their affiliates or designees depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our initial shareholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account, pro rata in accordance with their percentage ownership of the total number of outstanding founder shares, an aggregate of $2,500,000 or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), or up to an aggregate of $5,000,000 (or up to $5,750,000 depending on the extent to which the underwriters’ over-allotment option is exercised), or $0.20 per share, for a full six-month extension, on or prior to the date of the applicable deadline, for each three-month extension, on or prior to the date of the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we will, at the option of our initial shareholders or their affiliates or designees, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our initial shareholders or their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants included in the units purchased in this offering will be worthless.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per- share redemption amount received by shareholders may be less than $10.20 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. The underwriters of this offering as well as our registered independent public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our Company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.20 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up petition or an involuntary winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up petition or an involuntary winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up petition or an involuntary winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus); and (iii) absent an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that, immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable for a fine of $18,292.68 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to appoint directors.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss Company affairs with management. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors until after the consummation of our initial business combination.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target may include any industry, sector or geographic region (except for China). We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). Our amended and restated memorandum and articles of association prohibits us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model or with limited historic financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of warrants will provide us with $242,500,000 (or $278,875,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $12,500,000, or up to $14,375,000 if the over-allotment option is exercised in full, of the Marketing Fee being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders or warrant holders do not agree.

Our amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, SPACs have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination and that our shareholders may not support.

In order to effectuate a business combination, SPACs have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, SPACs have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association requires a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 18 months of the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provisions relating to shareholders’ rights or pre- initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre- business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than two-thirds of our ordinary shares who attend and vote at a general meeting of the Company (or 65% of our ordinary shares with respect to amendments to the trust agreement governing the release of funds from our trust account), which is a lower amendment threshold than that of some other SPACs. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, under Cayman Islands law which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other SPACs, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our initial shareholders, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our initial shareholders, officers, directors or director nominees for any breach of these agreements.

Certain agreements related to this offering may be amended without shareholder approval.

Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without shareholder approval. Such agreements are the underwriting agreement; the letter agreement among us and our initial shareholders, officers and directors; the registration rights agreement among us and our initial shareholders; the securities subscription agreements between us and each of Pala and Roth; and the private placement warrants purchase agreement between us and each of our sponsor and Cantor. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement warrants and other securities held by our initial shareholders, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were appointed by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. We may not hold an annual general meeting of the Company to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment to the board of directors and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.20 per public share, implying an initial value of $10.20 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.003 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $242,500,000, which is the amount we would have for our initial business combination in the trust account after payment of the Marketing Fee of 12,500,000, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants. At such valuation, each of our ordinary shares would have an implied value of $7.76 per share upon consummation of our initial business combination, which would be a 23.92% decrease as compared to the initial implied value per public share of $10.20.

Public shares	25,000,000
Founder shares	6,250,000

Total shares	31,250,000
Total funds in trust available for initial business combination (less the Marketing Fee)	$242,500,000
Initial implied value per public share	$10.20
Implied value per share upon consummation of initial business combination	$7.76

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.20 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our initial shareholders and Cantor will have collectively invested in us an aggregate of $12,525,000 to purchase the founder shares and the private placement warrants (assuming the underwriter’s over-allotment option is not exercised). Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 6,250,000 founder shares would have an aggregate implied value of $62,500,000. Even if the trading price of our ordinary shares was as low as $2.00 per share, and the private placement warrants were worthless, the value of the founder shares would be equal to our initial shareholders’ initial investment in us. As a result, our initial shareholders are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

Risks Relating to the Post-Business Combination Company

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post- combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our Company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the Company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

Risks Relating to Acquiring and Operating a Business in Foreign Countries

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event that we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the Cayman Islands or the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Risks Relating to our Management Team

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. While members of our management team have prior SPAC experiences, such past performances do not guarantee either (i) success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of the performance of our management team’s or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our Company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Members of our management team have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman law. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

In addition, our initial shareholders and our officers and directors may sponsor or form other SPACs similar to us or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our initial shareholders, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other SPACs with which they may become involved. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, directors or executive officers or Pala, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us.

Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities — Certain Differences in Corporate Law — Shareholder Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with one of our initial shareholders, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with one of our initial shareholders, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our initial shareholders, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm regarding the fairness to our Company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with one of our initial shareholders, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our initial shareholders, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On August 4, 2021, our sponsor purchased an aggregate of 7,187,500 founder shares for a purchase price of $25,000, or approximately $0.003 per share. Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering.

On November 21, 2021, the sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering.

Up to 937,500 of the founder shares will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment is exercised. No founder shares acquired by Pala or Roth will be subject to any such forfeiture. The founder shares will be worthless if we do not complete an initial business combination. Our sponsor, Pala, Cantor and Roth have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement that will close simultaneously with the closing of this offering. Of this amount, our Sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants, Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth will purchase an aggregate of 1,000,000 private placement warrants. Moreover, our sponsor has committed to loan us an aggregate of up to $1,500,000 for working capital purposes, at our request. Such working capital loans will be convertible into private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant, or up to $1,500,000 in the aggregate. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the date that is 18 months following the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) nears, which is the deadline for our completion of an initial business combination.

Risks Relating to our Securities

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.20 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes payable and up to $100,000 of interest to pay dissolution expenses. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.20 per share.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and the redemption of our public shares if we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) is not completed for any reason, compliance with Cayman Islands law may require that we submit a plan of dissolution to our then-existing shareholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public shareholders may be forced to wait beyond 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of less than $10.20 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.20. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on the NYSE on or promptly after the date of this prospectus and our Class A ordinary shares and warrants listed on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on the NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE’s listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $100,000, and the market value of our publicly held shares would be required to be at least $80,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on the NYSE, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

If the issuance of the Class A ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units.

We are registering the Class A ordinary shares underlying the warrants under registration statement for this offering of which this prospectus forms a part. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for this offering or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, correct or complete or the SEC issues a stop order.

If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The grant of registration rights to our initial shareholders and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the Class A ordinary shares issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the private placement warrants and the Class A ordinary shares issuable upon exercise of such private placement warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude.

This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders, holders of our private placement warrants or holders of our working capital loans or their respective permitted transferees are registered.

We may issue additional of Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to- one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 175,000,000 and 13,750,000 (assuming in each case that the underwriters have not exercised their over-allotment option and the forfeiture of 937,500 Class B ordinary shares by our sponsor) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of the Class B ordinary shares. The Class B ordinary shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (y) amend the foregoing provisions. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary shares or preference shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of Class A ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants.

Unlike some other similarly structured SPACs, our initial shareholders will receive additional Class A ordinary shares if we issue certain shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity- linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our initial shareholders, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis. This is different than some other similarly structured SPACs in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to our initial business combination.

Our initial shareholders paid an aggregate of $25,000 to cover certain of our offering costs in exchange for 7,187,500 founder shares, or approximately $0.003 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the one-half of one warrant included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 139.5% or $13.95 per share, (assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of ($3.95) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares (at a ratio different than initially provided), shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity- linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met on the date we give notice of redemption. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 12,500,000 Class A ordinary shares (or up to 14,375,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 12,500,000 private placement warrants (or 14,000,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share. Moreover, our sponsor has committed to loan us an aggregate of up to $1,500,000 for working capital purposes, at our request. Such working capital loans will be convertible into private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant, or up to $1,500,000 in the aggregate. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other SPACs.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with any changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will have 25,000,000 warrants outstanding (comprised of the 12,500,000 warrants included in the units and the 12,500,000 private placement warrants, assuming the underwriters’ option to purchase additional units is not exercised). We currently expect to account for these warrants as a warrant liability, which means that we will record them at fair value upon issuance with any changes in fair value each period reported in earnings. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. In addition, potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

An investment in this offering may result in uncertain or adverse United States federal income tax consequences.

An investment in this offering may result in uncertain or adverse United States federal income tax consequences. For instance, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a United States holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for United States federal income tax purposes. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.

We are not subject to income taxes in the Cayman Islands but we may become subject to income taxes in various other jurisdictions in the future. Our effective tax rate could be adversely affected by changes in the allocation of our pre-tax earnings and losses among countries with differing statutory tax rates, in certain non-deductible expenses as a result of acquisitions, in the valuation of our deferred tax assets and liabilities, or in federal, state, local or non-U.S. tax laws and accounting principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. Increases in our effective tax rate would adversely affect our operating results. In addition, we may be subject to income tax audits by various tax jurisdictions throughout the world. The application of tax laws in such jurisdictions may be subject to diverging and sometimes conflicting interpretations by tax authorities in these jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material impact on the results of operations for that period.

General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals to or exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on NYSE, NYSE may consider us to be a “controlled company” within the meaning of NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering and until the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, NYSE may consider us to be a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of “independent directors,” as defined under the rules of the NYSE;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not currently intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Provisions in our amended and restated memorandum and articles of association and Cayman Islands law may have the effect of discouraging lawsuits against our directors and officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

In addition to the Business Combination Marketing Agreement, we may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive a Marketing Fee that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

In addition to the Business Combination Marketing Agreement described under “Underwriting — Business Combination Marketing Agreement,” we may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive the Marketing Fee, which is conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for SPACs has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run- off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential business combination opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over- Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants offered in the private placement	12,500,000	14,000,000

Total gross proceeds	$262,500,000	$301,500,000

Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public)(3)	$5,000,000	$5,750,000

Legal fees and expenses	300,000	300,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA expenses	74,991	74,991
Travel and road show	10,000	10,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous	290,009	290,009

Total offering expenses (other than underwriting commissions)	$850,000	$850,000
Proceeds after estimated offering expenses	$256,650,000	$294,900,000

Held in trust account(4)	$255,000,000	$293,250,000
% of public offering size	102.00%	102.00%
Not held in trust account	$1,650,000	$1,650,000

The following table shows the use of the approximately $1,650,000 of net proceeds not held in the trust account(5):

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	300,000	18.2%
Legal and accounting fees related to regulatory reporting obligations	100,000	6.1%
Initial cost of directors and officers insurance(3)	650,000	39.4%
NYSE and other regulatory fees	75,000	4.5%
Payment for office space, secretarial and administrative services	360,000	21.8%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	100,000	6.1%
Working capital to cover miscellaneous expenses	65,000	3.9%

Total	$1,650,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of August 4, 2021, we had no borrowings under the promissory note. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The deferred cost of the director and officer insurance policy premium is expected to be paid with funds from our working capital account.
(4)

Upon and concurrently with the completion of our initial business combination, up to $12,500,000, which constitutes the Marketing Fee (or up to $14,375,000 if the underwriters’ over-allotment option is exercised in full), will be paid to the underwriters from the funds held in the trust account pursuant to the Business Combination Marketing Agreement described under “Underwriting — Business Combination Marketing Agreement.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the Marketing Fee.

(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $50,000 per year, assuming an interest rate of 0.02% per year; however, we can provide no assurances regarding this amount.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $262,500,000 in gross proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $301,500,000 if the underwriters’ over-allotment option is exercised in full, $255,000,000 ($10.20 per unit), or $293,250,000 if the underwriters’ over-allotment option is exercised in full ($10.20 per unit), including the Marketing Fee of $12,500,000 (or up to $14,375,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, after deducting $5,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $5,750,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $2,500,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $50,000 per year, assuming an interest rate of 0.02% per year; however, we can provide no assurances regarding this amount.

We expect that the interest earned on the trust account will be sufficient to pay income taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay our taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated memorandum and articles of association will provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (y) amend the foregoing provisions.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Subsequent to the closing of this offering, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $850,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or share contribution back to capital or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

As of August 4, 2021, our net tangible book deficit was $(50,000) or approximately $(0.01) per share of ordinary shares. After giving effect to the sale of 25,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value as of August 4, 2021 would have been $(24,694,009) or $(3.95) per share (or $(28,248,467) or $(3.93) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of 25,000,000 Class A ordinary shares that may be redeemed for cash, or 28,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $3.94 per share (or $3.92 if the underwriters’ over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus. Total dilution to public shareholders from this offering will be $13.95 per share (or $13.93 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Over- allotment	With Over- allotment
Public offering price	$10.00	$10.00

Net tangible book deficit before this offering	$(0.01)	$(0.01)
Increase attributable to public shareholders	$(3.94)	$(3.92)

Pro forma net tangible book value after this offering and the sale of the private placement warrants	$(3.95)	$(3.93)
Dilution to public shareholders	13.95	13.93

Percentage of dilution to public shareholders	139.5%	139.3%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $250,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable)), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Shareholders(1)	6,250,000	20.00%	$25,000	0.01%	$0.004
Public Shareholders	25,000,000	80.00%	250,000,000	99.99%	$10.00

	31,250,000	100.00%	$250,025,000	100.00%

(1)	Assumes that 937,500 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

The pro forma net tangible book value per share after the offering (assuming that the underwriters do not exercise their over-allotment option) is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:(1)
Net tangible book deficit before this offering	$(50,000)	$(50,000)
Net proceeds from this offering and sale of the private placement warrants(1)	256,650,000	294,900,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	71,323	71,323
Less: Warrant liability	(26,365,332)	(29,919,790)
Less: Proceeds held in trust subject to redemption(2)	(255,000,000)	(293,250,000)

	$(24,694,009)	$(28,248,467)

Denominator:
Class B ordinary shares outstanding prior to this offering	7,187,500	7,187,500
Class B ordinary shares forfeited if over-allotment is not exercised	(937,500)	—
Class A ordinary shares included in the units offered	25,000,000	28,750,000
Less: Shares subject to redemption	(25,000,000)	(28,750,000)

	6,250,000	7,187,500

(1)

Expenses applied against gross proceeds include offering expenses of $850,000 and underwriting commissions of $5,000,000 (or $5,750,000 if the underwriters’ over-allotment option is exercised in full). See “Use of Proceeds.”

(2)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

CAPITALIZATION

The following table sets forth our capitalization as of August 4, 2021, on an actual basis and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	August 4, 2021
	Actual	As Adjusted
	(unaudited)
Note payable to related party(1)	$—	$—

Warrant liabilities(2)	—	26,365,332
Class A ordinary shares subject to possible redemption; -0- and 25,000,000 shares, actual and as adjusted, respectively(3)	—	255,000,000
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; -0- shares issued or outstanding (actual); 25,000,000 shares issued and -0- outstanding (excluding 25,000,000 shares subject to redemption) (as adjusted)	—	—

Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized; 7,187,500 and 6,250,000 shares issued and outstanding, actual and as adjusted, respectively(4)	719	625
Additional paid-in capital	24,281	—
Accumulated deficit	(3,677)	(24,694,634)
Total shareholders’ equity (deficit)	$21,323	$(24,694,009)

Total capitalization	$21,323	$256,671,323

(1)

Our sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement warrants. As of August 4, 2021, we had no borrowings under the promissory note.

(2)

The public warrants and private placement warrants are expected to be accounted for as warrant liabilities and will be recorded at fair value upon issuance with changes in fair value each reporting period, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, included in earnings.

(3)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. While redemptions by our public shareholders cannot cause our net tangible assets to fall below $5,000,001, all of our Class A ordinary shares are redeemable and are classified as such on the balance sheet until such date that a redemption event occurs.

(4)

Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 937,500 founder shares held by our sponsor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on July 29, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an acquisition opportunity in any industry or sector and in any region, we intend to focus on companies in the critical battery metals industry. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of August 4, 2021, we had no cash and cash equivalents and deferred offering costs of $71,323. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through our sponsor paying $25,000 for certain of our offering costs in exchange for the founder shares and up to $300,000 in loans available from our sponsor.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants for an aggregate purchase price of $262,500,000 (or $301,500,000 if the underwriters’ over- allotment option is exercised in full), after deducting offering expenses of approximately $850,000 and underwriting commissions of $5,000,000 (or $5,750,000 if the underwriters’ over-allotment option is exercised in full) (excluding the Marketing Fee of $12,500,000, or $14,375,000 if the underwriters’ over- allotment option is exercised in full), will be $256,650,000 (or $294,900,000 if the underwriters’ over- allotment option is exercised in full). $255,000,000 (or $293,250,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the Marketing Fee described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,650,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete our initial business combination. We may withdraw interest to pay our taxes, if any. We estimate our annual franchise tax obligations, based on the number of our ordinary shares authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Cayman Islands exempted company per annum, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in the trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,650,000 of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $300,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $75,000 for NYSE and other regulatory fees; $100,000 for consulting, travel and miscellaneous expenses during the search for an initial business combination target; $650,000 for initial cost of directors and officer’s insurance; and approximately $65,000 for general working capital that will be used for miscellaneous expenses and reserves. We will also pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team subsequent to the closing of this offering.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to certify an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement.

Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid- sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of August 4, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than those referenced in Note 6 to the financial statements included in this prospectus. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Our Company

Battery Future Acquisition Corp. (the “Company”) is a newly formed blank check company incorporated on July 29, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination partner (“Partner”) and we have not, nor has anyone on our behalf, initiated any substantive discussions with any potential Partner.

While we may pursue an initial business combination target in any industry or geographic region (except for China), we intend to focus our search on industries spearheading the shift from fossil fuels to electrification, including companies in the battery value chain from the mine site to end user to after-life battery and component recycling. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Our core strategy will focus on critical battery materials companies required for the energy transition (lithium, nickel, cobalt, copper, graphite, manganese and the rare earth elements), their related midstream processing operations, along with battery and component manufacturers. The demand for these critical battery materials and the products they underpin are expected to increase significantly, driven by the requirements of the transition to a clean energy economy, with limited growth in supply, a substantial part of which will be geographically concentrated. There is currently insufficient funding in supply growth projects to meet this demand. As part of our core strategy, we will not be pursuing any opportunities in commodities and downstream businesses that are not contributing to the transition to a net zero economy and/or do not align with our ESG values. As such, coal, iron ore, gold and uranium will not be among the commodities in which we will consider when evaluating a potential Partner.

Our Director Nominees

Simon Michael Hay (Non-executive Chairman) brings a wealth of mining industry experience to Battery Future Acquisition Corp., having led Galaxy Resources (ASX: GXY) as CEO between July 2019, up until its $3.1 billion merger of equals with Orocobre on August 25, 2021. Galaxy Resources was an established lithium producer in Western Australia and developed lithium brine and hard rock assets in Argentina and Canada through entities for which Mr. Hay served as a director. Galaxy previously designed and operated a downstream conversion facility in China and are now investigating further downstream processes for their development projects assets. Prior to joining Galaxy, Mr. Hay spent over 10 years at Iluka Resources and held several positions such as Head of Resource Development from March 2016 to June 2019, where he was responsible for exploration and geology, mine planning and development, major projects and engineering and technology and innovation. Mr. Hay also served as General Manager of zircon sales at Iluka from February 2014 to February 2016, and as Vice President of Sales and Marketing in Iluka’s Asia Pacific region from May 2011 to February 2014. Mr. Hay has over fifteen years of operational experience at mining assets located across Australia. Mr. Hay previously held senior positions with leading ASX listed companies, including BHP Billiton and WMC Resources. Mr. Hay has experience leading complex minerals processing facilities including smelters and refineries where cost reduction, productivity improvements and turnarounds were achieved. Mr. Hay has a Bachelor of Science with honors (Chemistry), a Master of Applied Science (Metallurgy) and a Graduate Diploma in Management from The Australian Graduate School of Management. From December 2016 to October 2017, Mr. Hay served as a director of Metalysis, an innovative UK company developing an electrolytic technology for the direct reduction of ores and oxides into metal and exotic alloy powders.

Jessica Fung is Head Strategist at Pala. Her focus is on investigating emerging technologies such as electric vehicles, renewables, recycling and blockchain, and forecasting the impact these trends will have on commodity markets and how investors will finance the future economy. She also leads Pala’s ESG due diligence process. Prior to joining Pala, Ms. Fung was a Commodities Strategist and an Equity Research Analyst at BMO Capital Markets - a member of their top-ranked Metals & Mining global research team - where her in-depth analysis and integrity gained the trust of asset management and industry clients around the world. Ms. Fung is a frequent speaker at industry and corporate conferences, most recently at LME Week 2019’s flagship Metals Seminar and the FT’s Global Commodity Summits in Lausanne and Tokyo. She has appeared on CNBC and Bloomberg TV, and has been cited in other press such as the Financial Times, Wall Street Journal, Reuters and Streetwise.

Erez Ichilov is currently the Managing Director of Traxys Project LP, the investments and projects arm of the Traxys Group, a well-established international physical trading house with an annual turnover of approximately US $6 billion and approximately 450 employees spread across more than 20 locations and 5 continents. Mr. Ichilov joined Traxys in January 2013 and has 28 years of experience as a commercial lawyer turned executive in cross-border transactions and international business development. At Traxys, Mr. Ichilov focuses on sourcing, inspecting, evaluating and negotiating new business opportunities worldwide. Mr. Ichilov is also responsible for managing the existing portfolio of investments in private and public companies (including a Manganese development project in South Africa with ore suitable for battery grade Manganese Sulphate production).

Mr. Ichilov is increasingly focused on developing all aspects of Traxys’ lithium-ion battery materials business. Recent examples are minority positions taken either directly or through pooled investments in Li-Cycle Holdings Corp. (LICY: NYSE), Nouveau Monde Graphite (TSXV: NOU.V) and Nemaska Lithium. Mr. Ichilov is an executive director on behalf of Traxys in its joint venture activities with the Pallinghurst private equity fund for investments and investment management in the battery materials space and is the active director in several Traxys subsidiaries created to harbor and operate its present and future battery materials activities.

Prior to joining Traxys, Mr. Ichilov was the Deputy CEO – Corporate Development of the nickel producer Cunico Resources N.V from October 2008 to October 2012, during which Cunico established itself as an important producer of refined ferronickel in its two plants and integrated mines in Kosovo and North Macedonia, which had approximately 3,000 employees and reached annual production of approximately 30,000 tons of nickel combined. Mr. Ichilov holds a law degree (LLB) and an MBA from the University of Tel-Aviv.

Natalia Streltsova is a PhD qualified chemical engineer with over 25 years of international experience in the minerals industry, of which over 10 years has been spent in various technical and senior executive roles with major mining houses, including Vale SA (formerly CVRD), from 2008 to 2012, BHP Billiton, from 2005 to 2008, and WMC Resources Limited from 1999 to 2005. Dr. Streltsova has a strong background in mineral processing and metallurgy and a considerable track record in technology management, innovation and identification of technical solutions for challenging projects. At Vale, Dr. Streltsova led Vale’s Technical Development Department which, jointly with Global Exploration, delivered a pipeline of growth projects for Vale. She also managed a global multi-discipline, multi-commodity team of over 150 professionals and Vale’s largest in-house laboratory facilities located in Brazil.

Her broad international experience, both in technical and in business development capacities, covers projects operating in Australia, Africa, South America and in several Eastern European countries. In the last 9 years, since finishing full-time executive roles, her focus has been on non-executive board memberships and consulting. She has served as a non-executive director of Ramelius Resources Limited, an ASX200 gold producer, since October 2019, Western Areas Limited, a major producer of Class 1 nickel, as concentrate and as nickel sulfide intermediate that feeds into the battery precursor materials, since January 2017, and Neometals Limited, an innovative project developer with a strategic focus on critical minerals and projects on lithium battery recycling, vanadium recovery, vanadium chemical production from steel slag, titanium and vanadium production from unconventional ore sources, since April 2016. From January 2014, she also served as a director of Vintage94 Pty Ltd, a boutique private consulting company advising on technical and strategic matters. In her board and consulting roles, her primary focus is on development opportunities and acquisitions in the battery supply value chain. From September 2015 to September 2019, she served as a non-executive director of Parkway Minerals NL. Dr. Streltsova holds a PhD from the Karpov Institute of Physical Chemistry and a Master of Science from Mendeleev University of Chemical Technology.

Adrian Christopher Griffin has more than 40 years’ experience in the mining industry, including project identification, development and financing, as well as oversight of integrated mining and processing facilities. Mr. Griffin has served as Managing Director of Lithium Australia (ASX: LIT) since February 2011 and is focused on the downstream production of lithium-ion battery components, as well as the recycling of battery/e-waste to recover the energy metals they contain. Mr. Griffin is positioning the company as a vertically integrated producer of lithium processing technology, a manufacturer of battery components and a developer of battery recycling technology with the goal of achieving access to all facets of the lithium value chain. Mr. Griffin has served as non-executive chairman of Parkway Minerals (ASX: PWN), the developer of the K-Max™ process to recover potassium and other metals from glauconite, since November 2010. Mr. Griffin was also a founding director of ASX-listed Northern Minerals, the first heavy-rare-earths producer outside China, from June 2006 to November 2020. With expertise in processing technology, Mr. Griffin is currently identifying unconventional sources of lithium, including mine waste, and developing low-carbon footprint technology to process lithium and other conventional feed stocks such as spodumene. Mr. Griffin led the takeover of advanced cathode research and development company, VSPC Ltd, and has served as its director since February 2018. VSPC produces advanced nickel and cobalt free cathode material currently being tested commercially in the UK, South Korea, France, China and Japan. VSPC has an Australian government funded research grant to develop rapid charge/discharge batteries for transportation use. VSPC holds international patents for the production of cathode powders. Mr. Griffin also led the takeover of Australia’s only lithium-ion battery recycling company, Envirostream Australia Pty Ltd, and has been serving as its director since April 2019. Envirostream has established a nation-wide collection and processing business for spent batteries and have a suite of intellectual property covering the processing technologies for separation, processing and refining the materials recovered from the batteries. Mr. Griffin’s previous experiences include serving as director of Metal Sands Pty Ltd., a heavy metals exploration company, from September 2000 to February 2017; founder and director of Global Carbon Credits Pty Ltd., a company focused on the reduction of carbon footprints with particular application in the use of fly ash in geopolymers, from April 2008 to August 2018; and founder and director of Blackearth Minerals NL, a Madagascan graphite producer, from March 2016 to April 2017.

Mr. Griffin holds a Bachelor of Science with honors from the University of Melbourne, majoring in Geology and Metallurgy.

Our Advisors

Stephen Gill has held several roles at Pala since 2008, and currently serves as Managing Partner, where he oversees the investment activities of the firm, including private equity and debt investments, in addition to the firm’s trading strategies. Mr. Gill leads Pala’s focus on building sustainable value chains for the materials driving a changing economy. Mr. Gill has led many of Pala’s key investments including Sienna Metals (unique source of sustainable cobalt supply); Concord Resources (seed financing to create a leading global metal merchant); Altura (first construction loan to the lithium industry); Image (industrial minerals construction loan); Nevada Copper (first new US copper producer in a decade) and Sierra Rutile (turnaround of world’s largest high grade titanium producer). Prior to Pala, he worked with Amec from August 2005 to November 2007, advising industrial and natural resources companies on corporate transactions and environmental regulatory matters, including the IPO of the Kazakh state oil company; and venture capital for Recovco, an aluminum recycling technology company. Mr. Gill holds an MBA from IE Business School and an MSc in Marine Science and Natural Resource Economics from University of North Carolina.

Our Management Team

Our executive management team is led by Greg Martyr, our CEO, who has extensive experience as a financial and strategic advisor as well as a leader of mining and raw material processing companies across the world. He is supported by a highly qualified management team as well as a board of directors with a wealth of experience across the mining value chain – from project identification, development, operation and financing to managing publicly listed entities.

Gregory (Greg) Pentland Martyr (Chief Executive Officer) has over 30 years’ experience across resources investment banking, corporate finance and the management of international mining companies. Since March 2018, Mr. Martyr has served as a non-executive director of Euro Manganese (ASX: EMN), which owns a 100% interest in the Chvaletice Manganese project, the only sizeable manganese resource in the European Union, with the potential to provide up to 50% of projected European demand for high purity manganese for batteries. Since February 2018, Mr. Martyr has served as a non-executive director, and since January 2021, the non-executive chairman, of Capital Metals plc, a company developing a high-grade mineral sands project in Sri Lanka. Since 2016, Mr. Martyr, through his private company, has been an investor in, and strategic and capital raising advisor to, several companies in the mining, technology and agriculture sectors. From September 2011 to June 2016, Mr. Martyr held several positions with Standard Chartered Bank, including Managing Director and, eventually, Global Head of Advisory, Mining and Metals. Mr. Martyr was an Executive Director and Partner at Gryphon Partners, a boutique resources advisory firm in Australia and Canada which advised on more than 60 mergers and acquisitions and capital markets transactions in the mining and metals sector with a total value of more than $22 billion, from 2007 until it was acquired by Standard Chartered Bank in 2011. From 1994 to 2003, he was employed in several executive roles focusing on the international expansion of Normandy Mining Ltd., including as President of the Americas, which culminated in a $9 billion merger with Newmont Mining Corp. and Franco-Nevada Mining Corp. in 2002 to form the world’s largest gold mining company at the time. Mr. Martyr spearheaded the $350 million transaction to create the TVX Normandy Americas joint venture, which he ultimately ran as President, with interests in 5 mines producing an aggregate of 500,000 ounces of gold per year. Prior to his time at Normandy Mining Ltd., he held positions with Deutsche Bank and Morgan Grenfell. Mr. Martyr obtained a Bachelor of Economics and a Bachelor of Laws from the University of Sydney, Australia.

Kristopher (Kris) Laurens Salinger (Chief Financial Officer and Director) has over 15 years of investment banking and capital markets experience on Wall Street, having raised over $50 billion of common stock, debt & hybrid capital for corporate and sponsor clients. From May 2016 to September 2021, Mr. Salinger was a Senior Vice President at Roth Capital Partners, where he was Co-Lead of Asia Pacific coverage for Battery Metals Capital Markets clients. Prior to his role at Roth Capital, Mr. Salinger spent six years and was a Vice President at Citigroup in New York from October 2009 to February 2016, including within the Industrials Equity Capital Markets team that led the initial public offerings of General Motors, Allison Transmission and Delpha Automotive plc. Prior to his time at Citigroup, Mr. Salinger was an associate within the Debt & Hybrid Capital Markets at ABN AMRO from March 2005 to February 2008. Mr. Salinger holds an MBA & Bachelor of Commerce from the University of Sydney and a Master of Finance from the Securities Institute of Australia.

Joshua (Josh) David Payne (Chief Operating Officer) has 5 years of investment banking and corporate advisory experience, having advised companies with over $2 billion in cumulative value. As Managing Director of his private capital and advisory business Payne Capital Group (dba PT Capital) since March 2019, Mr. Payne serves as a corporate and capital raising advisor to a number of companies in the energy transition and technology sectors and has advised large renewable energy (solar and waste-to-energy) firms on portfolio cost optimization and utilization of innovative technology-driven strategies to significantly improve both profitability and reliability for shareholders, resulting in better portfolio value creation. Mr. Payne leads Payne Capital Group in the areas of deal structure and negotiation, as well as oversees firm operations. Payne Capital Group’s primary areas of focus include renewable energy, clean tech (particularly hydrogen and waste-to-energy) and natural resources (natural gas and liquified natural gas-to-power). Mr. Payne is also currently serving as a managing director for Arkon Mining Pty Ltd. and Alpha Capital Management Pty Ltd. Mr. Payne was a founding partner of the early-stage venture firm Envest Group from March 2019 to March 2020, where the firm’s focus was both investing in and raising seed capital for global technology start-ups. From June 2017 to March 2019, Mr. Payne served as founder and Chief Operating Officer of GYCON pty ltd (dba CTM Workforce), which targeted the civil, tunnelling and mining industries with a highly skilled on-hire workforce.

Nicholas (Nick) Charles O’Loughlin (Chief Development Officer) has 10 years of experience in investment banking in Australia and London, primarily advising in the resources sector. Mr. O’Loughlin’s most recent role was as Associate Director (Vice President) at Rothschild & Co in London from February 2017 through July 2020, where he managed a team of associates and analysts and advised on several landmark transactions in the mining sector including, of particular relevance, Vale’s sale of the Goro Nickel Mine, Rio Tinto’s sale of its Grasberg interest and the financing of RioTinto’s Oyu Tolgoi Copper Mine. Prior to that, he was in Standard Chartered Bank’s Mining & Metals team from October 2011 to January 2017. Since finishing at Rothschild & Co, Mr. O’Loughlin has written a paper on the energy transition in mining & metals and has held consulting roles with Rio Tinto on two renewable energy projects in Australia. Mr. O’Loughlin has also recently advised on two IPOs in the battery metals space. Mr. O’Loughlin holds a Bachelor of Mining Engineering with First Class Honours and a Bachelor of Commerce from the University of Adelaide.

Pala Investments Background and Competitive Advantages

Pala will provide our management team with additional expertise and will bolster our ability to source, diligence and execute an opportunity. Pala was founded in 2006 and is based in Zug, Switzerland. The firm invests in businesses that are critical to the development of sustainable raw material supply chains, from upstream primary and recycling assets to associated technologies, logistics and industrial operations. Pala seeks to generate superior risk-adjusted returns by converging on high-conviction ideas generated by proprietary, in-depth thematic research, sourcing quality off-market opportunities by leveraging Pala’s extensive network, underwriting and structuring downside-protected transactions in niche segments of the value chain, and integrating ESG and sustainability due diligence throughout the entire investment process.

In addition, the Company will benefit from Pala’s track record of value creation. Pala has successfully implemented growth, turnaround and efficiency projects in partnership with its investee companies, with an additional focus on reducing the carbon footprint of its portfolio to enhance long-term business resilience. Pala’s investment in the Company is further supported by Stephen Gill’s intended appointment as lead advisor. The Company expects other Pala investment professionals, who have deep experience investing in the raw materials sector, industry research and ESG, to support Mr. Gill and other members of the management team. Together, the Company and Pala have created a cohesive partnership positioned to identify numerous attractive business combination targets and execute a business combination within the critical metals resource value chain.

Traxys Group Background and Competitive Advantage

The Traxys Group is a global commodities merchant that provides effective market access and solves supply chain, distribution and financing challenges for a wide range of clients across a diverse array of metals and minerals.

Traxys has built a strong track record of successfully trading a portfolio of 65 different commodities. Traxys has secured prominent market positions in materials used for energy generation and storage, including cobalt, copper, manganese and nickel. With regional offices in over 20 locations worldwide, Traxys operates in all key markets: Europe, Asia, North America, South America, Africa and Australasia.

Traxys operates across the commodity “life-cycle”, from origination and sourcing of material to the delivery of final products to end users, as well as the re-introduction of recycled materials into supply chains. Traxys operates across the value chain by arranging financing and logistical support for a range of market participants, including miners, concentrators and converters, smelters, refiners, financial intermediaries and industrial consumers. Traxys provides effective market access for metals and minerals producers and enables flexibility for consumers that maximizes value and minimizes risk through commodities purchase contracts, agency agreements, and long-term offtakes, as well as complex structured finance and equity investments. We believe that the Company and any future business combination partner will benefit from Traxys’ capabilities, market knowledge and global network.

Market Opportunity

The world is transitioning to a clean energy economy and shifting away from fossil fuels to the electrification of power generation to curb our collective carbon footprint. However, the rapid shift to electrification presents its own unique set of challenges to overcome. Within the United States and the European Union, production of green energy materials such as critical battery materials and refined battery precursor products is lacking compared to current and projected future demand. This gap presents a significant opportunity for the Company, as much investment and governmental interest will be focused on establishing the requisite supply chains for the clean energy transition.

The clean energy transition is supporting a rising demand for large capacity batteries, leading to a significant increase in demand within global raw materials and battery precursor supply chains that service the market. Large capacity batteries are critical to encourage the transition to electrification, to build grid storage infrastructure and to electrify global automotive and trucking fleets. The importance of electrifying fleets alone has taken a prominent role in the clean energy transition. According to the First 100 Days Review Report of the Biden Administration’s 2021 Executive Order 14017, “America’s Supply Chains”, (the “Biden Report”), from 2020 through 2025, global demand for electric vehicle (“EV”) batteries is expected to grow from 747 GWh to 2,492 GWh.

This is further reiterated in the International Energy Agency (“IEA”) report, which explores the outlook for electric mobility to 2030 through two IEA scenarios: the Stated Policies Scenario, which incorporates existing government policies, and the Sustainable Development Scenario, which is fully compatible with the climate goals of the Paris Agreement. In the Stated Policies Scenario, global electric vehicle battery capacity is expected to increase from around 170 GWh per year today to 1.5 TWh per year in 2030, highlighting a 9-fold demand increase. In the Sustainable Development Scenario, demand of 3.0 TWh is projected, highlighting an 18-fold demand increase. Despite ambitious electrification in the Sustainable Development Scenario, modes other than cars account for only 11% of overall battery demand in 2030, highlighting the centrality of electric cars in the battery market over the next decade.

This surge in the EV market alone is driving unprecedented demand growth for battery and other raw materials such as lithium, nickel, manganese, cobalt, copper, manganese and rare earth elements, amongst others. As it currently stands, there has been insufficient investment to expand the supply of these raw materials to build out the future economy:

•

Lithium is a key component of the electrochemistry in lithium-ion batteries, whether in liquid electrolytes or emerging solid-state technology. Despite relative abundance of lithium resources globally, the global supply chain faces risks from lack of downstream processing know-how and installed capacity outside of China, along with climate and water stress affecting the largest operating mines in South America and Australia.

•

Nickel provides high energy density for batteries and greater storage capacity, both of which are needed to scale up electrification. Nickel, manganese, cobalt battery chemistries are becoming the prevailing battery technology supplying the EV market. As higher grade nickel sulfide deposits are being depleted, new battery-grade nickel supply has begun to rely heavily on the processing of lateritic ores via high-pressure acid leaching, which are technically and environmentally complex and have a track record of delays and cost overruns. This creates an even greater demand profile for the identification of, and investment in battery grade nickel sulfide deposits.

•

Cobalt is essential to many of the lithium-ion battery chemistries due to its ability to reduce thermal runaway and prevent battery fires. Over two-thirds of cobalt supply originates in the Democratic Republic of Congo (DRC), while 70% of cobalt refining is concentrated in China. Cobalt is largely produced as a byproduct of copper and nickel ore processing, with less than 10% of global supply coming from primary cobalt resources. Despite the projected increase in cobalt demand, there is almost no primary cobalt projects that can be incentivized to bring new supply to market. This geographic concentration will continue due to long project development lead times, with the average time from the discovery of new mining projects to first production being 16.5 years (IEA Report).

•

Copper is known for its superior performance in electrical applications is inherently difficult to substitute and is used in a broad range of applications. As a result, copper demand in clean energy technologies remains one of the largest both by weight and monetary value and is the fastest growing segment for copper demand (IEA Report). The largest producer of mined copper is the western part of South America, notably Chile and Peru, which account for 40% of global output (IEA Report). Despite that fact, the volume of copper reserves rose by 30% in the last ten years, concerns over ore quality have surfaced (IEA Report). The average copper ore grade in Chile has decreased by 30% over the last fifteen years (IEA Report). Production costs, emissions and waste volumes all feel upwards pressure as a result which has create more challenges for developing new projects. Technology can be used to offset the impacts of resource depletion in a cost-effective manner (IEA Report).

•

Manganese is also used to regulate thermal properties in batteries, with major players such as VW and Johnson Matthey developing high-manganese chemistries to reduce battery costs. Manganese is mostly sourced from South Africa, Australia and Gabon, with China processing 85% of global supply for the battery industry, creating a very long supply chain for OEMs in North America and Europe. Manganese is also important to the future of batteries as recent efforts are pushing for a reduction in the share of nickel within batteries, using manganese as a replacement. A manganese-rich cathode is less expensive and safer than nickel-rich chemistries (IEA Report). With ample global supply, manganese can provide the Company with an opportunity.

•

Rare Earth Elements are a family of 17 similarly related elements (lanthanides, scandium and yttrium) which have unique magnetic, chemical and luminescent properties. Neodymium, dysprosium, praseodymium and terbium are the REEs of particular importance to the clean energy sector due to their use in rare earth permanent magnets (IEA Report). China currently maintains a dominance across the value chain from mining and processing to magnet production (IEA Report). Outlined in the EU Report, the EU currently imports 98% of its rare earth elements from China, representing a significant supply chain sovereignty issue. In comparison US production and imports, respectively, constitute about 12% and 5% of global rare earth production (Biden Report). In 2019, China accounted for almost 90% of separation and refining operations (IEA Report). Again, we see a highly concentrated supply chain for minerals that are critical to the clean energy transition.

In addition to the abovementioned critical battery materials, the transition to a clean energy economy also relies on various other niche minerals which are ancillary to raw material refinement, battery manufacturing and the production of hardware components of other clean energy technologies, such as silicon, graphite, soda ash, vanadium, palladium and tin, amongst others. Many of these are expected to experience a similarly strong pull in demand and have various risks to supply growth, providing opportunities across their value chains which may present opportunities for the Company to invest in.

Recycling is also a key area of opportunity for the Company. Developing the circular economy for battery materials will reduce pressure on primary supply to meet growing demand, developing secondary supply sources closer to end consumer markets and reducing geographic concentration. The Role of Critical Minerals in Clean

Energy Transitions (“IEA Report”) estimates that by 2040, recycled quantities of copper, lithium, nickel and cobalt from spent batteries could reduce combined primary supply requirements for these minerals by around 10%. Recycling is key to the efficient use of natural resources and represents a critical component of sustainable raw material value chains. Recycling consumes otherwise disposed waste streams from manufactured and end-of-life scrap materials and displaces energy and emission-intensive production of refined products out of lower grade primary ores. On average, recycling allows for the reduction of 90% of the greenhouse gas emissions associated with the production of industrial metals.

A common theme across the critical battery metals is that their supply concentrated, moreso than other energy commodities such as oil and natural gas, making the geographic position of supply a vital factor within the larger supply chain. Not only is the source of raw materials mining geographically concentrated, so too is the processing and refinement of these materials. In 2019, the DRC and China were responsible for approximately 70% and approximately 60% of the global production of cobalt and rare earth elements respectively (IEA Report). China, Japan and South Korea supply 86% of the processed materials and components for lithium-ion batteries (EU Report). China alone, refines 60% of the world’s lithium and 70% to 80% of the world’s cobalt (EU Report). Further downstream, China, Japan and South Korea produce 86% of the precursor materials and components for lithium-ion batteries.

The geographic concentration of the global supply of these critical metals is forecast to remain as a majority of the expected growth will occur in these regions. With that in mind, the United States, European Union and other Western nations are looking to expand their supply chains and diversify their sources of critical battery metals. The Biden Report identified four key sets of products, two of which are relevant to the Company: large capacity batteries and critical battery metals. The EU Report identified Europe’s negligible contribution to the global manufacturing of cell components for lithium-ion batteries. The report also noted how Europe is almost fully dependent on imports of battery cells. The US is also dangerously dependent on specific countries for parts in the battery supply chain.

Driven by the aforementioned limitations and risks, most countries will look to establish more resilient and diversified supply chains. Outside of the likes of China regions such as the US and EU, need to shift away from such a heavy reliance on imports. In fact, the EU Report notes that European companies produce less than 20% of the global volume of NMC (lithium–nickel–manganese–cobalt oxide) and LCO (lithium-cobalt oxide) material, which is deemed insufficient to satisfy the European demand for Li-ion batteries. With China controlling an estimated 55% of global rare earths mining capacity in 2020 and 85% of rare earths refining, shortages within the US and EU supply of critical materials will need to be imported from countries with established critical material supply chains (Biden Report).

Accordingly, the investment opportunities for the Company are not limited to the extraction and processing of battery raw materials, but also operations across the entire value chain. These could include:

1.	raw material production;

2.	material refinement and processing;

3.	battery component manufacturing and cell fabrication; and

4.	battery pack recycling.

Coordinated government and private sector action is recommended across all five stages of the value chain above (Biden Report). Government policies and financing are expected to be put in place to incentivize every stage of the battery supply chain. Within the US, this includes consumer rebates and tax incentives to spur consumer EV adoption. Japan and Korea are expected to significantly increase EV subsidies and China has announced plans to phase out conventional gasoline-powered vehicles by 2035 (IEA Report). US grant programs are expected to support battery cell, pack manufacturing and development of next generation batteries. The EU is aiming to implement regulation on January 1, 2022 that will require batteries to be the greenest, safest and most sustainable they can be (IEA Report). With many initiatives already underway across the globe, and an expected increase in investment in all parts of the value chain, the Company will be presented with multiple areas for sourcing opportunities.

Both the US and the EU plan to seek opportunities for sourcing critical minerals domestically. Opportunities to grow supply outside of the current highly concentrated market are top of mind for both the US and EU to mitigate single-source and geopolitical risks. This effort entails becoming less dependent on current sources, which will help create more resilient supply chains. The EU Action Plan estimates that tapping opportunities for enhanced metal extraction in post-mining regions could lead to 80% of Europe’s lithium demand being supplied from European sources by 2025 (IEA Report).

To become less reliant on imports the US and EU will aim to enhance their own supply chains, in turn increasing the overall supply of critical materials. The IEA Report estimates that after the medium term, projected demand is expected to surpass the supply from existing mines and projects under construction for most minerals, meaning that significant additional investment will be needed to support demand growth.

Areas of opportunity for the Company to invest in are not limited to the extraction and processing of battery raw materials, but also include high-technology manufacturing operations across the value chain. The Biden

Report identifies a need for the US to improve or maintain its technological competitiveness, such as the development and production of large capacity batteries. Stepping up research and development efforts for technology innovation on both the global demand and supply side can enable more efficient use of materials, allow materials substitution and unlock sizeable new supplies. For example, solar photovoltaic deployment saw a rise in the last decade with 40% – 50% reductions in the required silver and silicon in solar cells (IEA Report). Technological development of this ecosystem will generate many additional opportunities for the Company to invest in across the value chain.

According to the IEA Report, if properly managed, these initiatives can help improve the resiliency of global supply chains and avoid a myriad of negative consequences including:

•	significant greenhouse gas (“GHG”) emissions arising from energy-intensive mining and processing activities; and

•	environmental impacts, including biodiversity loss and social disruption due to land use change, water depletion and pollution, waste related contamination, and air pollution.

With ESG and sustainability efforts increasingly scrutinized, many of these risks will need be addressed. The IEA Report recommends that higher environmental, social and governance standards need to become mainstream, and suggests if industry players with strong environmental and social performance are rewarded in the marketplace, it would lead to heightened diversification among supply.

The Company aims to capitalize on the clean energy transition that will be driving the growing demand for critical battery materials and downstream battery components. Between the expectation for the US and EU governments to intervene and provide support at all areas of the value chain, many opportunities will come to fruition. Sourcing an opportunity at this early stage will provide the Company with a competitive advantage.

Our Business Strategy

The Company has brought together a world-class team of battery metals executives and sector specialist fund sponsors in order to identify private and public battery metals assets that are of significant value to the energy transition economy and fit within the Company’s core strategy. The Company’s directors, executives and partners have leading market knowledge and on-site operational experience directly related to the mining production, processing and purification of battery raw materials and the negotiation and structuring of financing and product offtake agreements.

The Company’s CEO, Greg Martyr, has acquired, operated and led successful international mining companies, providing direct operating experience and insight that can be called upon when executing this opportunity. During his career, Mr. Martyr has developed a strong network of sector executives and experience that can help identify, prioritize and execute an acquisition as well as optimize any raw materials operation acquired and managed as a result of the business combination. The Company’s CFO, Kris Salinger, has an extensive financing and capital markets experience and a broad industry network that can be called upon when sourcing opportunities, raising funds and executing the transaction. The Company’s COO, Josh Payne, has relevant experience within the renewable energy, clean tech and natural resource sectors providing tangible knowledge that can be utilized when evaluating the opportunity. The Company’s CDO, Nick O’Loughlin has M&A and corporate finance experience in the resources sector, and has recently consulted of renewable energy projects for the mining sector. Nick has also recently advised on IPOs in manganese and REE. Mr. Hay, our Non-executive Chairman, brings extensive experience, knowledge and network in the mining industry, all of which could be utilized to evaluate the various business combination opportunities.

In addition, the Company is supported by partners Pala, a leading natural resources private equity fund that will provide us with greater access to off-market deal flow and greater resources to vet that deal flow, and

Traxys, a world-class raw materials trading house with over US$6 billion in annual revenues, providing us with a unique competitive advantage to market the sale of the target’s offtake raw materials or purified battery precursor product.

The Company will focus on opportunities surrounding the critical battery materials value chain (lithium, nickel, cobalt, copper, manganese and rare earth elements), along with battery and component manufacturers and other disruptive ventures. Bottlenecks within the US and EU domestic raw materials supply chains present the Company with an opportunity to create value by acquiring strategic assets. A strategy will be implemented to invest in scaling the production of raw materials and the localization of midstream processing operations to meet the surging global demand for EVs and grid storage. Alongside this strategy, the Company will simultaneously be implementing its ESG values when assessing opportunities.

The analysis of opportunities will be value-driven and return focused. Opportunities will be sourced globally, with a preference to focus on high-quality, stable jurisdictions. Value creation will be at the center of identifying assets to acquire along with opportunities for operational improvement and/or expansion to increase value.

Our Investment Criteria

In order to successfully execute the targeted business combination in a manner that provides the highest level of potential value while also reducing risk, the Company has identified the following as the key factors in selecting the most attractive and robust business combination opportunities.

While the Company intends to utilize these criteria in evaluating business combination opportunities, it is expected that no individual criterion will entirely determine a decision to pursue a particular investment opportunity.

•	Strategically Important Assets: We intend to focus on the battery materials that are critically important to the electrification supply chain and the transition to a clean energy economy.

•	Stable Jurisdiction: We will have a strong preference for assets in jurisdictions where political, economic and social stability prevails, and property rights and rule of law are respected.

•	Established Operations: Priority on raw material extraction, processing and refining operations with strong ongoing revenue and opportunity to scale up production volume and cash flow generation.

•

Low Carbon Strategy Implementation: We believe seeking assets with a pathway to strategic implementation of low carbon mining and processing initiatives to reduce and minimize environmental impact are critical to any mining or refining project.

•

Vertical Integration Opportunity: Producing assets with opportunities to capture operating efficiencies, expanded margins and commercial flexibility through upstream or downstream integration which can be delivered via brownfield expansions or synergistic acquisitions.

•	Direct Supply Offtake with EV Manufacturers: We will prioritize assets with clear and direct supply paths to EV and battery components manufacturers.

•

Strong Management Team: We will seek to combine with a business driven by management teams with solid industry experience and a proven track record of delivering value and returns, or where the management team can be strengthened and further diversified through the Company’s network.

•

Private or Capital Restrained: Focus on businesses that are privately held, sitting within large corporations and deemed non-core to their main line of business or seeking alternate sources of capital or liquidity events, or controlled by private equity sponsors with a finite investment horizon, and that can significantly benefit from accessing capital and enhanced liquidity from a US public listing through the business combination. On a case-by-case basis, opportunities will be considered in non-US exchange-listed businesses where restricted liquidity and access to capital creates an opportunity to unlock value through the business combination.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet certain of the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, generation of ideas for business optimization and cost reduction as well as reviewing financial and other information which will be made available to us.

Financial Position

With funds available for a business combination initially in the amount of $242,500,000 (assuming no redemptions), after payment of the Marketing Fee of $12,500,000 (or $278,875,000 (assuming no redemptions) after payment of the Marketing Fee of $14,375,000 if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval is currently required under Cayman Islands law for each such transaction.

TYPE OF TRANSACTION	WHETHER SHAREHOLDER APPROVAL IS REQUIRED
Purchase of assets	No
Purchase of stock of target not involving a merger with the Company	No
Merger of target into a subsidiary of the Company	No
Merger of the Company with a target	Yes

Under the NYSE’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•	We issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);

•

Any of our directors, officers or substantial shareholders (as defined by NYSE rules) has a 5% or greater interest earned on the trust account (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•	The issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.20 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the Marketing Fee we will pay to the underwriters. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our initial business combination.

Limitations on Redemptions

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the initial business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our Company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with the NYSE’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on the NYSE. Such provisions may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of our outstanding ordinary shares representing a majority of the voting power of all outstanding ordinary shares entitled to vote at such meeting. Our initial shareholders will count towards this quorum and, pursuant to the letter agreement, our initial shareholders, officers and directors have agreed to vote any founder shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares, we could need as little as 1,562,501, or 6.25%, of our public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming that only a quorum is present at the meeting and the over-allotment option is not exercised). These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction, whether they participate in or abstain from voting, or whether they were a shareholder on the record date for the general meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination.

In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Share Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) to complete our initial business combination. If we are unable to complete our initial business combination within such 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Our initial shareholders, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,650,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.20. However, the proceeds deposited in the trust account could become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.20. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our Company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,650,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our Company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event that we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account.

Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per share), including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however,	If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.20 per share), including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
	our net tangible assets to be less than $5,000,001.	if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the Marketing Fee and interest withdrawn in order to pay our taxes, if any (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over- allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$255,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $209,250,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$255,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in	Proceeds could be invested only in specified securities such as a money market fund meeting

	Terms of Our Offering	Terms Under a Rule 419 Offering
	trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	We must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
business days from the date of this prospectus. If the over- allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the Company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the Company’s registration statement, to decide if he, she or it elects to remain a shareholder of the Company or require the return of his, her or its investment. If the Company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they participate in or abstain from voting.

Business combination deadline	If we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.

Release of funds	Except for the withdrawal of interest to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. On the completion of our initial business combination, all amounts held in the trust account will be released to us, less amounts released to a separate account controlled by the trustee for disbursal to redeeming shareholders. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination, including the Marketing Fee pursuant to the Business Combination Marketing Agreement described under “Underwriting — Business Combination Marketing Agreement.”

Delivering share certificates in connection with the exercise of redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy

Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights.

After the business combination is approved, the Company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Terms of Our Offering	Terms Under a Rule 419 Offering

with respect to Excess Shares, without our prior consent.

However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other SPACs, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently utilize office space at 51 NW 26th Street, Suite 533, Miami, Florida 33127 from our sponsor and the members of our management team. We consider our current office space adequate for our current operations.

Employees

We currently have four executive officers: Greg Martyr, Kristopher Salinger, Josh Payne and Nick O’Loughlin. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022, as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Simon Hay	55	Non-executive Chairman and Director Nominee
Jessica Fung	42	Director Nominee
Erez Ichilov	55	Director Nominee
Natalia Streltsova	60	Director Nominee
Adrian Griffin	68	Director Nominee
Greg Martyr	57	Chief Executive Officer and Director Nominee
Kris Salinger	39	Chief Financial Officer and Director
Josh Payne	28	Chief Operating Officer
Nick O’Loughlin	32	Chief Development Officer

Simon Michael Hay (Non-executive Chairman) brings a wealth of mining industry experience to Battery Future Acquisition Corp, having led Galaxy Resources (ASX: GXY) as CEO between July 2019, up until its $3.1 billion merger of equals with Orocobre on August 25, 2021. Galaxy Resources was an established lithium producer in Western Australia and developed lithium brine and hard rock assets in Argentina and Canada through entities for which Mr. Hay served as a director. Galaxy previously designed and operated a downstream conversion facility in China and are now investigating further downstream processes for their development projects assets. Prior to joining Galaxy, Mr. Hay spent over 10 years at Iluka Resources and held several positions such as Head of Resource Development from March 2016 to June 2019, where he was responsible for exploration and geology, mine planning and development, major projects and engineering and technology and innovation. Mr. Hay also served as General Manager of zircon sales at Iluka from February 2014 to February 2016, and as Vice President of Sales and Marketing in Iluka’s Asia Pacific region from May 2011 to February 2014. Mr. Hay has over fifteen years of operational experience at mining assets located across Australia. Mr. Hay previously held senior positions with leading ASX listed companies, including BHP Billiton and WMC Resources. Mr. Hay has experience leading complex minerals processing facilities including smelters and refineries where cost reduction, productivity improvements and turnarounds were achieved. Mr. Hay has a Bachelor of Science with honors (Chemistry), a Master of Applied Science (Metallurgy) and a Graduate Diploma in Management from The Australian Graduate School of Management. From December 2016 to October 2017, Mr. Hay served as a director of Metalysis, an innovative UK company developing an electrolytic technology for the direct reduction of ores and oxides into metal and exotic alloy powders. We believe Mr. Hay’s extensive knowledge of the mining industry and prior experience serving in executive roles will allow him to make a meaningful contribution to our board.

Jessica Fung is Head Strategist at Pala and joined the company in February 2017. Her focus is on investigating emerging technologies such as electric vehicles, renewables, recycling and blockchain, and forecasting the impact these trends will have on commodity markets and how investors will finance the future economy. She also leads Pala’s ESG due diligence process. Between August 2008 and February 2017, Ms. Fung held several positions at BMO Capital Markets, including Commodities Strategist and Equity Research – Global Metals and Mining Analyst, where her in-depth analysis and integrity gained the trust of asset management and industry clients around the world. In July 2021, Ms. Fung was appointed to the board of directors of Concord Resources Limited, a mining and metal company focused on the distribution, supply chain and risk management of non-ferrous metals and raw materials. Ms. Fung is a frequent speaker at industry and corporate conferences, most recently at LME Week 2019’s flagship Metals Seminar and the FT’s Global Commodity Summits in Lausanne and Tokyo. She has appeared on CNBC and Bloomberg TV and has been cited in other press such as the Financial Times, Wall Street Journal, Reuters and Streetwise. We believe Ms. Fung is qualified to serve on our board due to her extensive knowledge of the mining and metals space and her experience in evaluating and investing in companies operating in the mining and metals sector.

Adrian Christopher Griffin has more than 40 years’ experience in the mining industry, including project identification, development and financing, as well as oversight of integrated mining and processing facilities. Mr. Griffin has served as Managing Director of Lithium Australia (ASX: LIT) since February 2011 and is focused on the downstream production of lithium-ion battery components, as well as the recycling of battery/e-waste to recover the energy metals they contain. Mr. Griffin is positioning the company as a vertically integrated producer of lithium processing technology, a manufacturer of battery components and a developer of battery recycling technology with the goal of achieving access to all facets of the lithium value chain. Mr. Griffin has served as non-executive chairman of Parkway Minerals (ASX: PWN), the developer of the K-Max™ process to recover potassium and other metals from glauconite, since November 2010. Mr. Griffin was also a founding director of ASX-listed Northern Minerals, the first heavy-rare-earths producer outside China, from June 2006 to November 2020. With expertise in processing technology, Mr. Griffin is currently identifying unconventional sources of lithium, including mine waste, and developing low-carbon footprint technology to process lithium and other conventional feed stocks such as spodumene. Mr. Griffin led the takeover of advanced cathode research and development company, VSPC Ltd, and has served as its director since February 2018. VSPC produces advanced nickel and cobalt free cathode material currently being tested commercially in the UK, South Korea, France, China and Japan. VSPC has an Australian government funded research grant to develop rapid charge/discharge batteries for transportation use. VSPC holds international patents for the production of cathode powders. Mr. Griffin also led the takeover of Australia’s only lithium-ion battery recycling company, Envirostream Australia Pty Ltd, and has been serving as its director since April 2019. Envirostream has established a nation-wide collection and processing business for spent batteries and have a suite of intellectual property covering the processing technologies for separation, processing and refining the materials recovered from the batteries. Mr. Griffin’s previous experiences include serving as director of Metal Sands Pty Ltd., a heavy metals exploration company, from September 2000 to February 2017; founder and director of Global Carbon Credits Pty Ltd., a company focused on the reduction of carbon footprints with particular application in the use of fly ash in geopolymers, from April 2008 to August 2018; and founder and director of Blackearth Minerals NL, a Madagascan graphite producer, from March 2016 to April 2017. Mr. Griffin holds a Bachelor of Science with honors from the University of Melbourne, majoring in Geology and Metallurgy. We believe Mr. Griffin’s wealth of knowledge in the metals and mining industries and history of public company experience establishes him as a valuable add to our board.

Natalia Streltsova is a PhD qualified chemical engineer with over 25 years of international experience in the minerals industry, of which over 10 years has been spent in various technical and senior executive roles with major mining houses, including Vale SA (formerly CVRD), from 2008 to 2012, BHP Billiton, from 2005 to 2008, and WMC Resources Limited from 1999 to 2005. Dr. Streltsova has a strong background in mineral processing and metallurgy and a considerable track record in technology management, innovation and identification of technical solutions for challenging projects. At Vale, Dr. Streltsova led Vale’s Technical Development Department which, jointly with Global Exploration, delivered a pipeline of growth projects for Vale. She also managed a global multi-discipline, multi-commodity team of over 150 professionals and Vale’s largest in-house laboratory facilities located in Brazil.

Her broad international experience, both in technical and in business development capacities, covers projects operating in Australia, Africa, South America and in several Eastern European countries. In the last 9 years, since finishing full-time executive roles, her focus has been on non-executive board memberships and consulting. She has served as a non-executive director of Ramelius Resources Limited, an ASX200 gold producer, since October 2019, Western Areas Limited, a major producer of Class 1 nickel, as concentrate and as nickel sulfide intermediate that feeds into the battery precursor materials, since January 2017, and Neometals Limited, an innovative project developer with a strategic focus on critical minerals and projects on lithium battery recycling, vanadium recovery, vanadium chemical production from steel slag, titanium and vanadium production from unconventional ore sources, since April 2016. From January 2014, she also served as a director of Vintage94 Pty Ltd, a boutique private consulting company advising on technical and strategic matters. In her board and consulting roles, her primary focus is on development opportunities and acquisitions in the battery supply value chain. From September 2015 to September 2019, she served as a non-executive director of Parkway

Minerals NL. Dr. Streltsova holds a PhD from the Karpov Institute of Physical Chemistry and a Master of Science from Mendeleev University of Chemical Technology. We believe Dr. Steltsova is qualified to serve on our board due to her scientific and managerial background in the minerals industry.

Erez Ichilov is currently the Managing Director of Traxys Project LP, the investments and projects arm of the Traxys Group, a well-established international physical trading house with an annual turnover of approximately US $6 billion and approximately 450 employees spread across more than 20 locations and 5 continents. Mr. Ichilov joined Traxys in January 2013 and has 28 years of experience as a commercial lawyer turned executive in cross-border transactions and international business development. At Traxys, Mr. Ichilov focuses on sourcing, inspecting, evaluating and negotiating new business opportunities worldwide. Mr. Ichilov is also responsible for managing the existing portfolio of investments in private and public companies (including a Manganese development project in South Africa with ore suitable for battery grade Manganese Sulphate production).

Mr. Ichilov is increasingly focused on developing all aspects of Traxys’ lithium-ion battery materials business. Recent examples are minority positions taken either directly or through pooled investments in Li-Cycle Holdings Corp. (LICY: NYSE), Nouveau Monde Graphite (TSXV: NOU.V) and Nemaska Lithium. Mr. Ichilov is an executive director on behalf of Traxys in its joint venture activities with the Pallinghurst private equity fund for investments and investment management in the battery materials space and is the active director in several Traxys subsidiaries created to harbor and operate its present and future battery materials activities.

Prior to joining Traxys, Mr. Ichilov was the Deputy CEO – Corporate Development of the nickel producer Cunico Resources N.V from October 2008 to October 2012, during which Cunico established itself as an important producer of refined ferronickel in its two plants and integrated mines in Kosovo and North Macedonia, which had approximately 3,000 employees and reached annual production of approximately 30,000 tons of nickel combined. Mr. Ichilov holds a law degree (LLB) and an MBA from the University of Tel-Aviv. We believe Mr. Ichilov is qualified to serve on our board due to his lengthy career managing billions of dollars of investments with a particular emphasis on battery metals such as lithium. We believe Mr. Ichilov’s extensive experience in evaluating and negotiating new business opportunities, especially in the lithium-ion battery materials industry makes him qualified to serve on our board of directors.

Gregory (Greg) Pentland Martyr (Chief Executive Officer and Director Nominee) has over 30 years’ experience across resources investment banking, corporate finance and the management of international mining companies. Since March 2018, Mr. Martyr has served as the non-executive director of Euro Manganese (ASX: EMN), which owns a 100% interest in the Chvaletice Manganese project, the only sizeable manganese resource in the European Union, with the potential to provide up to 50% of projected European demand for high purity manganese for batteries. Since February 2018, Mr. Martyr has served as a non-executive director, and since January 2021, the non-executive chairman, of Capital Metals plc, a company developing a high-grade mineral sands project in Sri Lanka. Since 2016, Mr. Martyr, through his private company, has been an investor in, and strategic and capital raising advisor to, several companies in the mining, technology and agriculture sectors. From September 2011 to June 2016, Mr. Martyr held several positions with Standard Chartered Bank, including Managing Director and, eventually, Global Head of Advisory, Mining and Metals. Mr. Martyr initially was a partner at Gryphon Partners, a boutique resources advisory firm in Australia and Canada which advised on more than 60 mergers and acquisitions and capital markets transactions in the mining and metals sector with a total value of more than $22 billion, from 2007 until it was acquired by Standard Chartered Bank in 2011. From 1994 to 2003, he was employed in several executive roles focusing on the international expansion of Normandy Mining Ltd., including as President of the Americas, which culminated in a $9 billion merger with Newmont Mining Corp. and Franco-Nevada Mining Corp. in 2002 to form the world’s largest gold mining company at the time. Mr. Martyr spearheaded the $350 million transaction to create the TVX Normandy Americas joint venture, which he ultimately ran as President, with interests in 5 mines producing an aggregate of 500,000 ounces of gold per year. Prior to his time at Normandy Mining Ltd., he held positions with Deutsche Bank and Morgan Grenfell. Mr. Martyr obtained a Bachelor of Economics and a Bachelor of Laws from the University of Sydney, Australia.

We believe Mr. Martyr is well suited to serve as a director of the Company due to his extensive background and accomplishments in the mining and metals sectors.

Kristopher (Kris) Laurens Salinger (Chief Financial Officer and Director) has over 15 years of investment banking and capital markets experience on Wall Street, having raised over $50 billion of common stock, debt & hybrid capital for corporate and sponsor clients. From May 2016 to September 2021, Mr. Salinger was a Senior Vice President at Roth Capital Partners, where he was Co-Lead of Asia Pacific coverage for Battery Metals Capital Markets clients. Prior to his role at Roth Capital, Mr. Salinger spent six years and was a Vice President at Citigroup in New York from October 2009 to February 2016, including within the Industrials Equity Capital Markets team that led the initial public offerings of General Motors, Allison Transmission and Delpha Automotive plc. Prior to his time at Citigroup, Mr. Salinger was an associate within the Debt & Hybrid Capital Markets at ABN AMRO from March 2005 to February 2008. Mr. Salinger holds an MBA & Bachelor of Commerce from the University of Sydney and a Master of Finance from the Securities Institute of Australia. We believe Mr. Salinger will make a meaningful contribution to our board of directors by leaning on his extensive background in the battery metals industry.

Joshua (Josh) David Payne (Chief Operating Officer) has 5 years of investment banking and corporate advisory experience, having advised companies with over $2 billion in cumulative value. As Managing Director of his private capital and advisory business Payne Capital Group (dba PT Capital) since March 2019, Mr. Payne serves as a corporate and capital raising advisor to a number of companies in the energy transition and technology sectors and has advised large renewable energy (solar and waste-to-energy) firms on portfolio cost optimization and utilization of innovative technology-driven strategies to significantly improve both profitability and reliability for shareholders, resulting in better portfolio value creation. Mr. Payne leads Payne Capital Group in the areas of deal structure and negotiation, as well as oversees firm operations. Payne Capital Group’s primary areas of focus include renewable energy, clean tech (particularly hydrogen and waste-to-energy) and natural resources (natural gas and liquified natural gas-to-power). Mr. Payne is also currently serving as a managing director for Arkon Mining Pty Ltd. and Alpha Capital Management Pty Ltd. Mr. Payne was a founding partner of the early-stage venture firm Envest Group from March 2019 to March 2020, where the firm’s focus was both investing in and raising seed capital for global technology start-ups. From June 2017 to March 2019, Mr. Payne served as founder and Chief Operating Officer of GYCON pty ltd (dba CTM Workforce), which targeted the civil, tunnelling and mining industries with a highly skilled on-hire workforce.

Nicholas (Nick) Charles O’Loughlin (Chief Development Officer) has 10 years of experience in investment banking in Australia and London, primarily advising in the resources sector. Mr. O’Loughlin’s most recent role was as Associate Director (Vice President) at Rothschild & Co in London from February 2017 through July 2020, where he managed a team of associates and analysts and advised on several landmark transactions in the mining sector including, of particular relevance, Vale’s sale of the Goro Nickel Mine, Rio Tinto’s sale of its Grasberg interest and the financing of RioTinto’s Oyu Tolgoi Copper Mine. Prior to that, he was in Standard Chartered Bank’s Mining & Metals team from October 2011 to January 2017. Since finishing at Rothschild & Co, Mr. O’Loughlin has written a paper on the energy transition in mining & metals and has held consulting roles with Rio Tinto on two renewable energy projects in Australia. Mr. O’Loughlin has also recently advised on two IPOs in the battery metals space. Mr. O’Loughlin holds a Bachelor of Mining Engineering with First Class Honours and a Bachelor of Commerce from the University of Adelaide.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of 7 members and is divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with NYSE rules, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. The term of office of the first class of directors, consisting of Adrian Griffin and Natalia Streltsova, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Erez Ichilov and

Greg Martyr, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Jessica Fung, Simon Hay and Kris Salinger, will expire at the third annual general meeting. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Director Independence

NYSE listing standards require that a majority of our board of directors be independent within twelve months from the date of listing of our securities on the NYSE. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in NYSE’s listing standards and applicable SEC rules. Our board of directors has determined that Adrian Griffin, Simon Hay, Erez Ichilov and Natalia Streltsova are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. We intend to identify two additional independent directors within twelve months from the date of listing of our securities on the NYSE. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay $15,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that are made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of our audit committee, compensation committee and nominating and corporate governance committee is composed solely of independent directors. Subject to phase-in rules, the rules of the NYSE and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Simon Hay, Natalia Streltsova and Adrian Griffin will serve as members of our audit committee. Under the NYSE’s listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent, subject to the exception described below. Simon Hay, Natalia Streltsova and Adrian Griffin are independent. Mr. Hay will serve as the chairperson of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Simon Hay qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Simon Hay, Natalia Streltsova and Adrian Griffin. Mr. Hay will serve as chairperson of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, and other than payments of $15,000 per month made by us to our sponsor for office space, secretarial and administrative services provided to members of our management team, no compensation of any kind, including finders, consulting or other similar fees, will be paid by us to any of our sponsor, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of, an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance will be Simon Hay and Natalia Streltsova. Mr. Hay will serve as chair of the nominating and corporate governance committee.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•

screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the Company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our form of the Code of Business Conduct and Ethics and our audit committee and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NYSE rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the Cayman Islands are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our Company and its shareholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Greg Martyr	Euro Manganese Inc	Development company of high purity manganese deposit	Non-executive Director

	Capital Metals plc	Development of a high grade mineral sands project	Non-executive Director and Non-executive Chairman

Kris Salinger	None	n/a	n/a

Josh Payne	Arkon Mining Pty Ltd.	Construction	Managing Director

	Payne Capital Group	Financial advisor and wealth management	Managing Director

	Alpha Capital Management Pty Ltd.	Finance	Managing Director

Adrian Griffin	Soluna Australia Pty Ltd	Solar-energy battery storage systems	Founder and Director

	Envirostream Australia Pty Ltd	Lithium ion battery recycler	Director

	Core Value Australia NL	Metal exploration	Director

	Lithium Australia NL	Diversified battery materials company, including lithium extraction technology, anode and cathode materials and battery recycling	Chief Executive Officer

Individual	Entity	Entity’s Business	Affiliation

	Nevada Lithium Pty Ltd	Lithium brine exploration	Director

	Reedy Lagoon Corporation Limited	Lithium producer	Director

	VSPC Ltd	Nanotechnology company focused on the efficient design, manufacture and supply of complex high-purity, high-performance metal oxides and other cathode materials	Director

Simon Hay	Galaxy Lithium Australia Limited	Lithium mining	Director

	Galaxy Mining Corp. Ltd	Lithium mining	Director

	Galaxy Lithium One Inc.	Lithium mining	Director

	Galaxy Lithium (Ontario) Inc.	Lithium mining	Director

	Galaxy Lithium (Canada) Inc.	Lithium mining	Director

	Galaxy Resources International Limited	Holding company	Director

	Galaxy Lithium Holdings BV	Holding company	Director

	Galaxy Lithium (Sal de Vida), SA, ARG	Lithium brine extraction	Director

Jessica Fung	Pala Investments Limited	Investment company	Head Strategist

	Concord Resources Limited	Mining and Metals	Director

Erez Ichilov	Traxys Project LP	Investments in mining and metals projects and companies;	Managing Director

	Traxys Battery Holdings S.a.r.l	Holding company	Director

	Traxys Battery Holdings Limited	Holding company	Director

	Traxys Graphite Investments Limited	Holding company	Director

	Traxys Lithium Investments Limited	Holding company	Director

	Mn 48 (Pty) Limited	Development of a high-grade Manganese deposit in South Africa	Director

Individual	Entity	Entity’s Business	Affiliation

	Brix Metallurgy (Pty) Limited	Agglomeration, sintering and recycling technologies of fines and waste materials	Director

	Pallinghurst-Traxys Management Limited	Investment management	Director

	Pallinghurst-Traxys GP International Limited	Investment management	Director

Natalia Streltsova	Ramelius Resources Limited	Gold producer	Non-executive Director

	Western Areas Limited	Mining	Non-executive Director

	Neometals Limited	Minerals and advanced materials developer	Non-executive Director

Nick O’Loughlin	None	n/a	n/a

Potential investors should also be aware of the following other potential conflicts of interest:

•

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full- time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•

Our initial shareholders purchased founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering.

•

Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial shareholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless. Furthermore, our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, the founder shares will be released from the lockup if (1) the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any

30-trading day period commencing at least 150 days after our initial business combination or (2) if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with one of our initial shareholders, officers or directors or completing the business combination through a joint venture or other form of shared ownership with one of our initial shareholders, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with one of our initial shareholders, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our Company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the Company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares, and they and the other members of our management team have agreed to vote any founder shares they hold and any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our executive officers, directors and director nominees; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On August 4, 2021, our sponsor purchased an aggregate of 7,187,500 founder shares for a purchase price of $25,000, or approximately $0.003 per share. Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering.

On November 21, 2021, the sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Up to 937,500 of the founder shares will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment is exercised. No founder shares acquired by Pala or Roth will be subject to any such forfeiture. The founder shares will be worthless if we do not complete an initial business combination.

The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that our sponsor has forfeited 937,500 founder shares, and that there are 31,250,000 ordinary shares, consisting of (i) 25,000,000 Class A ordinary shares and (ii) 6,250,000 Class B ordinary shares, excluding (A) 12,500,000 public warrants included in the units sold in this offering and (B) 14,000,000 Class A ordinary shares underlying the private placement warrants, issued and outstanding after this offering. The beneficial ownership column and pre-offering percentages reflect the expected beneficial ownership at the effective time of this offering.

	Number of Shares Beneficiary Owned(2)(3)	Approximate Percentage of Outstanding Ordinary shares
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Battery Future Sponsor LLC (our sponsor)(4)	4,220,833	58.7%	10.5%
Pala Investments Limited (5)	2,666,667	37.1%	8.5%
Kristopher Salinger(4)	—	—	—
Josh Payne	—	—	—
Greg Martyr	—	—	—
Adrian Griffin	—	—	—
Simon Hay	—	—	—
Natalia Streltsova	—	—	—
Jessica Fung	—	—	—
Erez Ichilov	—	—	—
Nick O’Loughlin	—	—	—
All executive officers, directors and director nominees as a group (9 individuals)	—	—	—

(1)	Unless otherwise noted, the business address of each of the following is 51 NW 26th Street, Suite 533 Miami, Florida 33127.
(2)

Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)	Includes up to 937,500 founder shares that will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(4)

Battery Future Sponsor LLC, our sponsor, is the record holder of the shares reported herein. Battery Future Manager LLC is the manager of the sponsor. Kristopher Salinger is the sole member of Battery Future Manager LLC and has voting and investment discretion with respect to the ordinary shares held of record by Battery Future Sponsor LLC. Mr. Salinger disclaims any beneficial ownership of the shares held by the sponsor, except to the extent of his pecuniary interest therein.

(5)

Pala Investments Limited (“Pala”) is the record holder of the shares reported herein. Pala’s investment committee has voting and investment discretion with respect to the ordinary shares held of record by Pala. The three investment committee members are John Nagulendran, Evgeni Iorich and Stephen Gill. Each of Mr. Nagulendran, Mr. Iorich and Mr. Gill disclaims any beneficial ownership of the shares held by Pala, except to the extent of his pecuniary interest therein. The address of the investment committee members is c/o Pala Investments Limited, Gotthardstrasse 26, 6300 Zug, Switzerland.

Immediately after this offering, our initial shareholders will collectively beneficially own 20% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our sponsor, Pala, Cantor and Roth have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement that will close simultaneously with the closing of this offering. Of this amount, our sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised), Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth will purchase an aggregate of 1,000,000 private placement warrants. Each private placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $255,000,000 (or $293,250,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Battery Future Sponsor LLC, our sponsor, and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our initial shareholders and management team and Cantor. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, capital share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, to any of our initial shareholders or any of their affiliates or to Cantor or any of its affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, capital share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares underlying such private placement warrants and (iii) private placement warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1,500,000 of working capital loans are converted into private placement warrants, we will be obligated to register up to 22,687,500 Class A ordinary shares and 15,500,000 warrants. The number of Class A ordinary shares includes (i) 7,187,500 Class A ordinary shares to be issued upon conversion of the founder shares, (ii) 14,000,000 Class A ordinary shares underlying the private placement warrants and (iii) 1,500,000 Class A ordinary shares underlying the private placement warrants issued upon conversion of working capital loans. The number of warrants includes 14,000,000 private placement warrants and 1,500,000 private placement warrants issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We have granted registration rights to Cantor, with respect to its private placement warrants, and to Roth, with respect to its private placement warrants and founder shares. The registration rights granted to Cantor and Roth will be subject to FINRA Rule 5110(g)(8). Accordingly, they may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, they may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 4, 2021, our sponsor purchased an aggregate of 7,187,500 founder shares for a purchase price of $25,000, or approximately $0.003 per share. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering. On November 21, 2021, the sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Up to 937,500 of the founder shares will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment is exercised. No founder shares acquired by Pala or Roth will be subject to any such forfeiture. The founder shares will be worthless if we do not complete an initial business combination. The founder shares to be issued to Roth are deemed underwriters’ compensation by FINRA pursuant to FINRA Rule 5110 and are subject to the restrictions imposed by that rule.

If we increase or decrease the size of the offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Our sponsor, Pala, Cantor and Roth have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full)), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement that will close simultaneously with the closing of this offering. Of this amount, our sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants, Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth will purchase an aggregate of 1,000,000 private placement warrants. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

We currently utilize office space at 51 NW 26th Street, Suite 533, Miami, Florida 33127 from our sponsor and the members of our management team. Subsequent to the closing of this offering, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that are made to our sponsor, executive officers, directors or our or their affiliates.

Prior to the closing of this offering, our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of March 31, 2022 or the closing of this offering.

Our sponsor has committed to loan us an aggregate of up to $1,500,000 for working capital purposes, at our request. Such working capital loans will be convertible into private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant, or up to $1,500,000 in the aggregate. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us additional funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet certain of the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, generation of ideas for business optimization and cost reduction as well as reviewing financial and other information which will be made available to us.

Initial Business Combination

We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor or its affiliates or designees, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination), subject to our initial shareholders or their affiliates or designees depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our initial shareholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account, pro rata in accordance with their percentage ownership of the total number of outstanding founder shares, an aggregate of $2,500,000 or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), or up to an aggregate of $5,000,000 (or up to $5,750,000 depending on the extent to which the underwriters’ over-allotment option is exercised), or $0.20 per share, for a full six-month extension, on or prior to the date of the applicable deadline, for each three-month extension, on or prior to the date of the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we will, at the option of our initial shareholders or their affiliates or designees, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our initial shareholders or their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We have entered into a registration rights agreement with respect to the founder shares and private placement warrants, which is described under the heading “Principal Shareholders — Registration Rights.”

We will pay the underwriters $0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), in underwriting discounts and commissions, upon the closing of this offering.

We have also engaged Cantor and Roth as advisors in connection with our business combination, pursuant to the Business Combination Marketing Agreement described under “Underwriting — Business Combination Marketing Agreement.” We will pay Cantor and Roth a cash fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 5.0% of the gross proceeds of the offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option ($12,000,000, or $14,375,000 if the underwriters’ over-allotment option is exercised in full). As a result, Cantor and Roth will not be entitled to such fee unless we consummate our initial business combination.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

Pursuant to our amended and restated memorandum and articles of association which will be adopted prior to the consummation of this offering, we will be authorized to issue 220,000,000 ordinary shares, $0.0001 par value each, including 200,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the Company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase a Class A ordinary share, such warrant will not be exercisable. If a warrant holder holds two-halves of one warrant, such whole warrant will be exercisable for one Class A ordinary share at a price of $11.50 per share. The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Cantor informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

As of the date of this prospectus, there were 7,187,500 Class B ordinary shares outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own 20% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any units in this offering). Up to 937,500 of the founder shares will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment is exercised. Upon the closing of this offering, 31,250,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over- allotment option and the corresponding forfeiture of 937,500 founder shares by our sponsor) including:

•	25,000,000 Class A ordinary shares underlying units issued as part of this offering; and

•	6,250,000 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Cayman Act or applicable stock exchange rules, the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting of the Company) serving a three-year term.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss Company affairs with management. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors until after the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.20 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the Marketing Fee we will pay to the underwriters. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination.

Unlike many SPACs that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many SPACs, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of our initial business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders, sponsor, officers and directors have agreed to vote any founder shares they hold and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we could need as little as 1,562,501, or 6.25%, of our public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming that only a quorum is present at the meeting and the over-allotment option is not exercised). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they participate in or abstain from voting.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association.

However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

We will have up to 18 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor or its affiliates or designees, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination), subject to our initial shareholders or their affiliates or designees depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our initial shareholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account, pro rata in accordance with their percentage ownership of the total number of outstanding founder shares, an aggregate of $2,500,000 or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), or up to an aggregate of $5,000,000 (or up to $5,750,000 depending on the extent to which the underwriters’ over-allotment option is exercised), or $0.20 per share, for a full six-month extension, on or prior to the date of the applicable deadline, for each three-month extension, on or prior to the date of the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we will, at the option of our initial shareholders or their affiliates or designees, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our initial shareholders or their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Our public shareholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public shareholders do not support such an extension and will not be able to redeem their shares in connection therewith

In the event of a liquidation, dissolution or winding up of the Company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, and (iii) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.

The founder shares will automatically convert into Class A ordinary shares at the time of the initial business combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to Cantor or our initial shareholders, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial shareholders, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, capital share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Up to 937,500 founder shares will be forfeited by our sponsor depending on the exercise of the over-allotment option.

Preference Shares

Our amended and restated memorandum and articles of association authorizes 1,000,000 preference shares and provides that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation; provided, however, that the private placement warrants initially issued to Cantor and Roth will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8).

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration.

No warrant will be exercisable and we will not be obligated to issue Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary shares underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the public resale of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing go four initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash

Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the warrants for redemption as described above under “— Redemption of warrants for cash”, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a share capitalization or share dividend payable in Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization or share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary shares paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A ordinary shares as reported during the ten trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or its affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day after to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “—Redemption of warrants for cash” above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by the initial shareholders, Cantor or their respective permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering, then we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase the shares at a price that we determine is the fair value and if we and the shareholder agree the price within 30 days following the date on which the offer was made, we must pay the shareholder such amount; and (e) if we and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30-day period expires, we (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by us. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by us upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by us may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the general meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements, of an operating business.

Shareholders’ Suits. Maples and Calder, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the following exemptions:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either: (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of our shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•

If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law;

•

Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares on our initial business combination;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with one of our initial shareholders, our directors or our officers, we are not prohibited from doing so. In the event that we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our Company from a financial point of view;

•

If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;

•

We must complete one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•

If our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. However, we may raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets requirement.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing or property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act, 2017 of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use Your Personal Data

As the data controller, we may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 25,000,000 (or 28,750,000 if the underwriters’ over- allotment option is exercised in full) ordinary shares outstanding. Of these shares, the Class A ordinary shares sold in this offering (25,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 28,750,000 shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

All of the outstanding founder shares (6,250,000 founder shares if the underwriters’ over-allotment option is not exercised and 7,187,500 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement warrants (12,500,000 warrants if the underwriters’ over- allotment option is not exercised and 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of ordinary shares then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters exercise in full their over-allotment option); or

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders and Cantor will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares underlying such private placement warrants and (iii) private placement warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1,500,000 of working capital loans are converted into private placement warrants, we will be obligated to register up to 22,687,500 Class A ordinary shares and 15,500,000 warrants. The number of Class A ordinary shares includes (i) 7,187,500 Class A ordinary shares to be issued upon conversion of the founder shares, (ii) 14,000,000 Class A ordinary shares underlying the private placement warrants and (iii) 1,500,000 Class A ordinary shares underlying the private placement warrants issued upon conversion of working capital loans. The number of warrants includes 14,000,000 private placement warrants and 1,500,000 private placement warrants issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We have granted registration rights to Cantor, with respect to its private placement warrants, and to Roth, with respect to its private placement warrants and founder shares. The registration rights granted to Cantor and Roth will be subject to FINRA Rule 5110(g)(8). Accordingly, they may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, they may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to have our units listed on the NYSE under the symbol “BFAC.U” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the NYSE under the symbols under the symbols “BFAC” and “BFAC.WS,” respectively.

TAXATION

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one-half of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act (As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of the Tax Concessions Act (As Revised), the Financial Secretary undertakes with Battery Future Acquisition Corp. (the “Company”):

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Tax Considerations

General

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-half of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants also should apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market tax accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons liable for alternative minimum tax;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-United States tax laws.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one Class A ordinary share and one-half of one warrant. Each whole warrant is exercisable to acquire one of our Class A ordinary shares and the Company intends to treat the acquisition of a unit in such manner. By purchasing a unit, a U.S. Holder will agree to adopt such treatment for United States federal income tax purposes. For United States federal income tax purposes, each purchaser of a unit must allocate the purchase price paid by it for such unit between the one Class A ordinary share and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and the one-half of one warrant should be the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share and one-half of one warrant constituting the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-half of one warrant based on their respective fair market values at the time of disposition. The separation of the Class A ordinary share and the one-half of one warrant constituting a unit and the combination of halves of warrants into a single warrant should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the units, Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is:

•	an individual who is a citizen or resident of the United States as determined for United States federal income tax purposes;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles).

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. However, it is unclear whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A ordinary shares for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then fair market values of the Class A ordinary shares and the warrants constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-half of one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) increased by any tax basis previously held in Class A ordinary shares, if any, which were redeemed by the Company and for which prior amounts received in redemption of such previously held Class A ordinary shares were treated as dividends under Section 302 (as described below in “— Redemption of Class A Ordinary Shares”) and prior deemed distributions under Section 305 that are treated as dividends (as described below in “— Possible Constructive Distributions”), reduced, in the case of a Class A ordinary share, by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. See “Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open-market transaction, the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption or purchase by us does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption or purchase. A redemption or purchase by us of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption or purchase (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption or purchase of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption or purchase. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other ordinary shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption or purchase by us of any Class A ordinary shares.

If none of the foregoing tests are satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions” above.

After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares received would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants equal to the number of Class A ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the Class A ordinary shares that would have been received in a regular exercise of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, (including if we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share), as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of our Class A ordinary shares. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “Taxation of Distributions”). For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to them, the potential unavailability of the start-up exception, and the making of a QEF election (as discussed further below) in light of the potential for the PFIC rules to apply to their investment in our units.

Although our PFIC status is determined annually, an initial determination that our Company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect to our Class A ordinary shares by making a timely and valid QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is generally available only for “marketable stock,” which includes stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the New York Stock Exchange (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election.

U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC unless the stock in such lower-tier PFIC were itself “marketable stock”. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants that is for United States federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain, if treated as from United States sources, generally is subject to tax at a 30% rate or a lower applicable treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A ordinary shares, as described in “U.S. Holders - Redemption of Class A Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

The United States federal income tax treatment of a Non-U.S. Holder’s receipt of any Class A ordinary share upon the exercise of a warrant held by a Non-U.S. Holder generally will correspond to the United States federal income tax treatment of the receipt of a Class A share on exercise of a warrant by a U.S. Holder, as described under “— Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our securities.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. However, backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

UNDERWRITING

Cantor Fitzgerald & Co. is acting as sole book-running manager of the offering and as representative of the underwriters named below. Roth Capital Partners, LLC is acting as co-manager of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name below.

Underwriters	Number of Units
Cantor Fitzgerald & Co.
Roth Capital Partners, LLC

Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $             per unit. After the initial public offering, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, and our initial shareholders, officers and directors have agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, subject to certain exceptions. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to separate transfer restrictions on their founder shares and private placement warrants, and the securities underlying the foregoing.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, the founder shares will be released from the lockup if (1) the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (2) if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”).

Prior to the offering, there has been no public market for our securities. The initial public offering price for the units has been negotiated among us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to us. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We will pay the underwriters $0.20 per unit in underwriting discounts and commissions, or $5,000,000 in the aggregate (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), upon the closing of this offering.

The following table shows the per unit and underwriting discounts and commissions to be paid to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase 3,750,000 additional units.

	Paid by the Company
	No Exercise	Full Exercise
Per Unit(1)	$0.20	$0.20

Total(1)	$5,000,000	$5,750,000

(1)

Not including the Marketing Fee payable to the underwriters upon consummation of our initial business combination. See “—Business Combination Marketing Agreement.” In addition to the foregoing, Cantor has agreed to purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full), and Roth has agreed to purchase an aggregate of 1,000,000 private placement warrants and 300,000 founder shares as described below. Such private placement warrants and founder shares have been determined by FINRA to be underwriting compensation in connection with this offering in accordance with FINRA Rule 5110.

Cantor has informed us that it, its affiliates, or certain accounts over which it or its affiliates have discretionary authority have expressed an interest in purchasing up to 7.5% of the units to be sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase and are simply expressions of intent, these entities may determine to purchase fewer or no units at all in the offering or may purchase more units than they indicate an interest in purchasing (although all such entities combined have indicated that they do not intend to purchase more than an aggregate of 9.99% of the units offered in this offering). In addition, the representative may allocate fewer or no units offered in this offering to any of these entities. The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. If any such entity purchases any units in this offering or otherwise in the open market, it has no obligation to (i) vote the underlying shares in favor of any business combination, (ii) refrain from exercising any redemption rights with respect to any shares underlying the units offered in this offering or (iii) hold any such units or underlying shares beyond the consummation of an initial business combination, if any. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The representative’s affiliates will not receive any economic or other interest in our sponsor.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $850,000.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed to pay certain expenses of the underwriters, including the FINRA-related fees of the underwriters’ legal counsel, not to exceed an aggregate reimbursement of $    .

Except as described under “—Business Combination Marketing Agreement,” we are not under any contractual obligation to engage the underwriters to provide any services for us after this offering. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the Marketing Fee only if an initial business combination is completed within the specified timeframe.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We intend to apply to have our units listed on the NYSE under the symbol “BFAC.U” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the NYSE under the symbols “BFAC” and “BFAC.WS,” respectively.

Business Combination Marketing Agreement

We have engaged Cantor and Roth as advisors in connection with our business combination to assist us in holding meetings with our shareholders to discuss the potential business combination and the target business’

attributes, introduce us to potential investors that are interested in purchasing our securities and provide additional capital markets advisory services as may be mutually agreed upon between us and each advisor. We will pay Cantor and Roth the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 5.0% of the gross proceeds of the offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Cantor and Roth will not be entitled to such fee unless we consummate our initial business combination.

Founder Shares and Private Placement Warrants

On August 4, 2021, our sponsor purchased an aggregate of 7,187,500 founder shares for a purchase price of $25,000, or approximately $0.003 per share. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after this offering. On November 21, 2021, the sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. The founder shares to be issued to Roth are deemed underwriters’ compensation by FINRA pursuant to FINRA Rule 5110 and are subject to the restrictions imposed by that rule. Up to 937,500 of the founder shares will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment is exercised. No founder shares acquired by Pala or Roth will be subject to any such forfeiture.

Our sponsor, Pala, Cantor and Roth have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement that will close simultaneously with the closing of this offering. Of this amount, our sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised), Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth will purchase an aggregate of 1,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised). The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

The private placement warrants have terms and provisions that are identical to the warrants underlying the units sold in this offering except as described under “Description of Securities — Private Placement Warrants, including that, subject to certain exceptions, the private placement warrants will not be transferable, assignable or salable until after the completion of our initial business combination and the private placement warrants held by Cantor and Roth will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A). The purchase of the private placement warrants will take place on a private placement basis simultaneously with the consummation of this offering. Such private placement warrants held by Cantor and Roth and the founder shares held by Roth will be considered underwriting compensation in connection with this offering. Such private placement warrants and founder shares will be subject to lock-up restrictions, as required by FINRA Rule 5110(e)(1) and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or commencement of sales of the offering, except as provided in FINRA Rule 5110(e)(2). We have also granted Cantor and Roth registration rights with respect to the founder shares and private placement warrants. The registration rights granted to such holders will be subject to FINRA Rule 5110(g)(8). Accordingly, they may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, they may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part.

Stabilization and Other Transactions

The underwriters, pursuant to Regulation M under the Exchange Act, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the overallotment option or purchasing our securities in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which they may purchase units through the overallotment option.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of securities on behalf of the underwriters for the purpose of fixing or maintaining the price of the securities. A syndicate covering transaction is the bid for or the purchase of securities on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the securities originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply.

All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the state of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

(c)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(a)

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notice to Prospective Investors in Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to

“professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Prospective Investors in France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998.

Notice to Prospective Investors in the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided, that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Prospective Investors in the Cayman Islands

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Winston & Strawn LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to the units and the warrants. Maples and Calder will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. DLA Piper LLP (US), New York, New York, advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Battery Future Acquisition Corp. as of August 4, 2021 and for the period from July 29, 2021 (inception) through August 4, 2021 appearing in this prospectus have been audited by WithumSmith+Brown, PC., independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website atwww.sec.gov.

BATTERY FUTURE ACQUISITION CORP.

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of

Battery Future Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Battery Future Acquisition Corp. (the “Company”) as of August 4, 2021, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 29, 2021 (inception) through August 4, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 4, 2021, and the results of its operations and its cash flows for the period from July 29, 2021 (inception) through August 4, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

November 24, 2021

BATTERY FUTURE ACQUISITION CORP.

BALANCE SHEET

AUGUST 4, 2021

Assets
Deferred offering costs	$71,323

Total Assets	$71,323

Liabilities and Shareholder’s Equity
Accrued offering costs and expenses	$50,000

Total current liabilities	50,000

Commitments and Contingencies
Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding(1)	719
Additional paid-in capital	24,281
Accumulated deficit	(3,677)

Total shareholder’s equity	21,323

Total Liabilities and Shareholder’s Equity	$71,323

(1)

This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On November 21, 2021, the sponsor surrendered 2,966,667 Founder Shares for cancellation without consideration (see Note 9).

The accompanying notes are an integral part of these financial statements.

BATTERY FUTURE ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 29, 2021 (INCEPTION) THROUGH AUGUST 4, 2021

Formation cost	$3,677

Net loss	$(3,677)

Basic and diluted weighted average Class B ordinary shares outstanding(1)	6,250,000

Basic and diluted net loss per share	$(0.00)

(1)

This number excludes an aggregate of up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On November 21, 2021, the Sponsor surrendered 2,966,667 Founder Shares for cancellation without consideration (see Note 9).

The accompanying notes are an integral part of these financial statements.

BATTERY FUTURE ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 1, 2021 (INCEPTION) THROUGH AUGUST 4, 2021

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares(1)	Amount
Balance as of July 29, 2021 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	7,187,500	719	24,281		25,000
Net loss	—	—	—	(3,677)	(3,677)

Balance as of August 4, 2021	7,187,500	$719	$24,281	$(3,677)	$21,323

(1)

This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On November 21, 2021, the Sponsor surrendered 2,966,667 Founder Shares for cancellation without consideration (see Note 9).

The accompanying notes are an integral part of these financial statements.

BATTERY FUTURE ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 29, 2021 (INCEPTION) THROUGH AUGUST 4, 2021

Cash Flows from Operating Activities:
Net loss	$(3,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued expenses	3,677

Net cash used in operating activities	—

Net change in cash	—
Cash, July 29, 2021 (inception)	—

Cash, end of the period	$—

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000

Deferred offering costs included in accrued offerings costs and expenses	$50,000

The accompanying notes are an integral part of these financial statements.

BATTERY FUTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Organization, Business Operation and Basis of Presentation

Battery Future Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 29, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (“Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of August 4, 2021, the Company had not commenced any operations. All activity for the period from July 29, 2021 (inception) through August 4, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Battery Future Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 25,000,000 units at $10.00 per unit (the “Units”) (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of an aggregate of 12,500,000 warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement to the Sponsor, Pala Investments Limited (“Pala”), Cantor Fitzgerald & Co. (“Cantor”) and Roth Capital Partners, LLC (“Roth”) that will close simultaneously with the Proposed Public Offering.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the taxes payable on the interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least 10.20 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“ Trust Account”) and will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Proposed Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the public shares if the Company is unable to complete the initial Business Combination within Combination Period, subject to applicable law, and (iii) the redemption of the public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of its public shareholders.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirement.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the Marketing Fee the Company will pay to the underwriters. There will be no redemption rights upon the completion of the initial Business Combination with respect to the Company’s warrants.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company’s Class A ordinary shares are not classified as a “penny stock” upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have 18 months from the closing of the Proposed Public Offering (or up to 24 months from the closing of this offering if the Company extends the period of time to consummate a business combination) to consummate the initial Business Combination. If the Company is unable to complete the initial Business Combination within such Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the initial Business Combination within Combination Period.

The Company’s initial shareholders, officers and directors have entered into a letter agreement with Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with the completion of the initial Business Combination,

(ii) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within Combination Period or any extended period of time that the Company may have to consummate an initial Business Combination as a result of an amendment to the Company’s amended and restated memorandum and articles of association (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations.

Going Concern Consideration

As of August 4, 2021, the Company had no cash on hand and a working capital deficit of $(50,000) (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. In connection with the Company’s assessment of going concern considerations, management has determined that the Company has access to funds from the Sponsor or affiliates of the Sponsor, and the Sponsor and affiliates have the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering, as discussed in Note 3, or a minimum of one year from the date of issuance of these financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Significant Accounting Policies Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of August 4, 2021.

Deferred Offering Costs

Deferred offering costs consist of legal and accounting expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to temporary equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 937,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At August 4, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value on the balance sheet with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company will account for the warrants to be issued in connection with the Proposed Public Offering in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of August 4, 2021.

There were no unrecognized tax benefits as of August 4, 2021. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at August 4, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The provision for income taxes was deemed to be de minimis for the period from (inception) through August 4, 2021.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Proposed Public Offering

Public Units

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 25,000,000 Units, (or 28,750,000 Units if the underwriters’ over- allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”).

Public Warrants

No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity- linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummate the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

•

if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 4—Private Placement Warrants

The Company’s Sponsor and Cantor have committed to collectively purchase an aggregate of 8,500,000 Private Placement Warrants (or 10,000,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) for an aggregate purchase price of $8,500,000 (or $10,000,000 if the underwriters’ over- allotment option is exercised in full). Of this amount, the Company’s Sponsor will purchase an aggregate of 6,500,000 Private Placement Warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full) and Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full).

If the Private Placement Warrants are held by holders other than their initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the Proposed Public Offering.

Note 5—Related Party Transactions Founder Shares

On August 4, 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 founder shares, par value $0.0001. Up to 937,500 founder shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

On November 21, 2021, the Sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Up to 937,500 of the founder shares will be forfeited by the Sponsor depending on the extent to which the underwriters’ over-allotment is exercised.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date on which the Company complete a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any Founder Shares. The Company refers to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, the Founder Shares will be released from the lockup if (1) the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummate a transaction after the initial Business Combination which results in its shareholders having the right to exchange their shares for cash, securities or other property.

Promissory Note—Related Party

On August 3, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2022 or the closing of the Proposed Public Offering. The loan will be repaid upon the closing of the Proposed Public Offering out of the offering proceeds not held in the Trust Account. As of August 4, 2021, the Company had no borrowings under the promissory note.

Working Capital Loans

In order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close. The Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of August 4, 2021, the Company had no borrowings under the Working Capital Loans.

Office Space, Secretarial and Administrative Services

Commencing on the date that the Company’s securities are first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company has agreed to pay the Sponsor a total of $15,000 per month for office space, secretarial and administrative support and to reimburse the Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination.

Note 6—Commitments & Contingencies

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the Proposed Public Offering, (ii) Private Placement Warrants, which will be issued in a private placement simultaneously with the closing of the Proposed Public Offering and the Class A ordinary shares underlying such Private Placement Warrants and (iii) Private Placement Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1,500,000 of Working Capital Loans (which amount includes the committed sponsor loans) are converted into Private Placement Warrants, the Company will be obligated to register up to 22,687,500 Class A ordinary shares and 15,500,000 warrants. The number of Class A ordinary shares includes (i) 7,187,500 Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 14,000,000 Class A ordinary shares underlying the Private Placement Warrants and (iii) 1,500,000 Class A ordinary shares underlying the Private Placement Warrants issued upon conversion of Working Capital Loans. The number of warrants includes 14,000,000 Private Placement Warrants and 1,500,000 Private Placement Warrants issued upon conversion of Working Capital Loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering, or $5,000,000 (or up to $5,750,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a Marketing Fee of 5.0% of the gross proceeds of the Proposed Public Offering upon the completion of the Company’s initial Business Combination.

Note 7—Warrant Liabilities

The Company will account for the 25,000,000 warrants to be issued in connection with the Proposed Public Offering (12,500,000 Public Warrants and 12,500,000 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to remeasurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operation.

Note 8—Shareholder’s Equity

Preference shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of August 4, 2021, there were no preference shares issued or outstanding.

Class A ordinary shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. At August 4, 2021, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. At August 4, 2021, there were 7,187,500 Class B ordinary shares issued and outstanding. Of the 7,187,500 Class B ordinary shares, an aggregate of up to 937,500 shares are subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Company’s amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial Business Combination, the holders of more than 50% of the Company’s ordinary shares voted for the appointment of directors will be able to appoint all of the directors. Only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to the completion of the initial Business Combination. Holders of the public shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association relating to the rights of holders of Class B ordinary shares to appoint directors may be amended if approved by holders of at least 90% of the Company’s ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the initial Business Combination, except as required by law, holders of the Founder Shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote. If the Company seek shareholder approval of the initial Business Combination, the Company will complete the initial Business Combination only if the Company obtain approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, the initial shareholders, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after the Proposed Public Offering (including in open-market and privately negotiated transactions) in favor of the initial Business Combination.

The Founder Shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity- linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 24, 2021, the date that the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as noted in Note 5.

On November 21, 2021, the Sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of the Proposed Public Offering.

Battery Future Acquisition Corp.

PRELIMINARY PROSPECTUS

Sole Bookrunner

Cantor

Co-Manager

Roth Capital Partners

Until            , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

                    , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA expenses	$74,991
Accounting fees and expenses	60,000
Printing and engraving expenses	30,000
Travel and road show expenses	10,000
Legal fees and expenses	300,000
NYSE listing and filing fees	85,000
Miscellaneous	290,009

Total	$850,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On August 4, 2021, our sponsor purchased an aggregate of 7,187,500 founder shares for a purchase price of $25,000, or approximately $0.003 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent 20% of the outstanding shares after this offering. On November 21, 2021, the Sponsor surrendered 2,966,667 founder shares for cancellation for nominal consideration. Roth has committed to purchase 300,000 founder shares and 1,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Additionally, Pala has committed to purchase 2,666,667 founder shares and 3,000,000 private placement warrants in a private placement that will close simultaneously with the closing of this offering. Up to 937,500 of the founder shares will be forfeited by our sponsor depending on the extent to which the underwriters’ over-allotment is exercised. No founder shares acquired by Pala or Roth will be subject to any such forfeiture.

Kristopher Salinger is the sole member of the manager of our sponsor. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as our sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor, Pala, Cantor and Roth have committed to fund $12,500,000 in the aggregate (or $14,000,000 if the underwriters’ over-allotment option is exercised in full) and purchase an aggregate of 12,500,000 private placement warrants (or 14,000,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, in a private placement that will close simultaneously with the closing of our initial public offering. Of this amount, our sponsor will purchase an aggregate of 6,500,000 private placement warrants (or 7,700,000 warrants if the underwriters’ over-allotment option is exercised in full), Pala will purchase an aggregate of 3,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised), Cantor will purchase an aggregate of 2,000,000 private placement warrants (or 2,300,000 warrants if the underwriters’ over-allotment option is exercised in full) and Roth will purchase an aggregate of 1,000,000 private placement warrants (whether or not the underwriters’ over-allotment option is exercised).

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

1.2	Form of Business Combination Marketing Agreement.

3.1	Memorandum and Articles of Association.

3.2	Amended and Restated Memorandum and Articles of Association.

4.1	Specimen Unit Certificate.

4.2	Specimen Class A Ordinary Shares Certificate.

4.3	Specimen Warrant Certificate. *

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Winston & Strawn LLP.

5.2	Opinion of Maples and Calder.

Exhibit No.	Description

10.1	Form of Letter Agreement among the Registrant, Battery Future Sponsor LLC, Pala Investments Limited and each of the executive officers and directors of the Registrant.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3	Form of Registration Rights Agreement among the Registrant, Battery Future Sponsor LLC, Pala Investments Limited and the Holders signatory thereto.

10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant, Battery Future Sponsor LLC and Cantor Fitzgerald & Co.

10.5	Form of Indemnity Agreement.

10.6	Promissory Note issued to Battery Future Sponsor, LLC.

10.7	Securities Subscription Agreement between the Registrant and Battery Future Sponsor LLC.

10.8	Form of Securities Subscription Agreement between the Registrant and Pala Investments Limited.

10.9	Form of Securities Subscription Agreement between the Registrant and Roth Capital Partners, LLC.

10.10	Administrative Services Agreement between the Registrant and Battery Future Sponsor LLC.

14	Form of Code of Business Conduct and Ethics.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*

99.1	Form of Audit Committee Charter.

99.2	Form of Compensation Committee Charter.

99.3	Form of Nominating and Corporate Governance Committee Charter.

99.4	Consent of Greg Martyr.*

99.5	Consent of Adrian Griffin.*

99.6	Consent of Simon Hay.*

99.7	Consent of Natalia Streltsova.*

99.8	Consent of Jessica Fung.*

99.9	Consent of Erez Ichilov.*

*	Previously filed.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on the 7th day of December, 2021.

Battery Future Acquisition Corp.

By:	/s/ Kristopher Salinger
Name: Kristopher Salinger
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Greg Martyr Greg Martyr	Chief Executive Officer (Principal Executive Officer)	December 7, 2021

/s/ Kristoper Salinger Kristopher Salinger	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 7, 2021